UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bay National Corporation
(Exact name of registrant as specified in its charter)

Maryland	6022	52-2176710
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

2328 West Joppa Road
Lutherville, MD 21093
(410) 494-2580
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hugh W. Mohler
President & Chief Executive Officer
Bay National Corporation
2328 West Joppa Road
Lutherville, MD 21093
(410) 494-2580
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Frank C. Bonaventure
Ober, Kaler, Grimes & Shriver, P.C.
120 E. Baltimore Street
Baltimore, MD 21202
Telephone: (410) 347-7305
Facsimile: (443)  263-7505

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ?☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Small reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (Units)	Proposed Maximum Offering Price per Unit or Exercise Price of Warrant	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units of Common Stock and Warrants to Purchase Common Stock	28,000,000	$1.50	$42,000,000	$2,994.60
Common Stock, $0.01 par value per share, included as part of the Units	28,000,000	Included with above
Warrants to Purchase Common Stock, included as part of the Units	28,000,000	Included with above
Common Stock, $0.01 par value per share, underlying the Warrants to Purchase Common Stock included in the Units (2)	28,000,000	$1.50	$42,000,000	$2,994.60
Total			$84,000,000	$5,989.20
(1) (2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o).
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 22, 2009

PRELIMINARY PROSPECTUS

25,000,000 UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK AT $_____ PER SHARE

We are distributing, at no charge, to holders of our common stock non-transferable subscription rights to purchase Units at a subscription price of $_____ per Unit.  Each Unit consists of one share of our common stock and one separately-tradable warrant to purchase one share of our common stock.  We refer to this as the “rights offering.”  For each share of our common stock that your own at 5:00 p.m., Eastern Time, on December 15, 2009, you will receive one subscription right.  Each subscription right will allow the holder to purchase ten Units.

We expect the subscription price to be between $ ____ and $____ per share.

Currently, we have only __________ shares of authorized and unissued common stock.  We intend to hold a special meeting of our stockholders to authorize an increase in the authorized number of shares of our common stock.  This offering will be cancelled, and no subscription rights or Units will be issued, if our stockholders do not approve the required amendment to our articles of incorporation.

The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on________, 2010, but we may extend the rights offering for additional periods ending no later than ________, 2010.  Our board of directors may cancel the rights offering for any reason at any time before it expires.  If we cancel the rights offering, all subscription payments received will be returned promptly, without interest, deduction, penalty or expense.

We intend to offer any Units that remain unsubscribed at the expiration of the rights offering to the public at $____ per Unit, which we refer to at the “reoffering.”  The rights offering and the reoffering together constitute the “offering” pursuant to this prospectus.  The public reoffering of unsubscribed Units will terminate on _____________, 2010, unless the rights offering is extended.

We have retained Chapin Davis and Company to act as sales agent on a best efforts basis in connection with the rights offering and the reoffering (together, the “offering”).  The sales agent has no obligation to purchase any Units.  We will pay compensation to Chapin Davis equal to 7% of the gross proceeds in the offering.  The sales agent has an over-allotment option of 3,000,000 Units that may be exercised for a period of 30 days after termination of the offering if the offering is oversubscribed.

Our common stock is traded on The NASDAQ Capital Market under the symbol “BAYN.”  We intend to apply to list the Units and warrants to purchase common stock on The NASDAQ Capital Market, but we cannot assure you that the Units or warrants will meet the requirements for listing or that an active trading market for the Units, common stock or warrants will develop.

Investment in this offering involves a high degree of risk.  You should read “risk factors” beginning on page 24.

These securities are not deposits, savings accounts or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve, the Office of the Comptroller of the Currency nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Chapin Davis and Company

The date of this prospectus is _________________, 2009

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION	iii
INCORPORATION OF DOCUMENTS BY REFERENCE	iii
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	iv
QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING AND REOFFERING	1
SUMMARY	13
SUMMARY DESCRIPTION OF THE RIGHTS OFFERING AND THE REOFFERING	19
RISK FACTORS	24
USE OF PROCEEDS	38
THE RIGHTS OFFERING	39
THE REOFFERING OF REMAINING UNITS	50
DETERMINATION OF OFFERING PRICE	52
PLAN OF DISTRIBUTION	53
DESCRIPTION OF OUR CAPITAL STOCK	53
DESCRIPTION OF THE WARRANTS	59
INDEMNIFICATION AND LIMITATIONS ON LIABILITY OF DIRECTORS AND OFFICERS	61
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES	61
LEGAL MATTERS	66
EXPERTS	66

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or the time of any exercise of your subscription rights.  Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to those jurisdictions.

Unless the context indicates otherwise, all references in this prospectus to “Bay National,” “the Company,” “we,” “us” and “our” refer to Bay National Corporation and our wholly owned subsidiary, Bay National Bank, except that in the discussion of our subscription rights and capital stock and related matters, these terms refer solely to Bay National Corporation and not to its subsidiary Bank.  All references to the “Bank” refer to Bay National Bank only.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 filed by us with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).  This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  For further information with respect to us and the securities offered by this prospectus, reference is made to the Registration Statement, including the exhibits to the Registration Statement and documents incorporated by reference.  Statements contained in this prospectus concerning the provisions of such documents are summaries only and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file periodic reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also inspect and copy these materials at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You can also obtain copies of such material at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to documents incorporated by reference. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference.  In the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in this prospectus.

Other than any portions of any such documents that are not deemed “filed” under the Securities Exchange Act of 1934 (“Exchange Act”) in accordance with the Exchange Act and applicable SEC rules, we incorporate by reference the documents listed below, and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, as amended, after the date of this prospectus:

•  Our Annual Report on Form 10-K for the year ended December 31, 2008, including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2009 annual meeting of stockholders;

•  Our definitive Proxy Statement in connection with our 2009 annual meeting of stockholders filed May 1, 2009;

•  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009; and

•  Our Current Reports on Form 8-K filed January 6, 2009, January 13, 2009, February 11, 2009, May 1, 2009, July 29, 2009 and November 11, 2009.

You may request and we will provide, at no cost, a copy of these filings by contacting David E. Borowy, our Chief Financial Officer, at Bay National Corporation, 2328 West Joppa Road, Lutherville, MD 21093, or by calling (410) 494-2580.  You may also access these filings at the SEC’s Web site at http://www.sec.gov or on our website at http://www.baynational.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe-harbor provisions.  Other than for statements of historical fact, all statements about, among other things, our expectations with respect to the results of this offering, resolving issues in the loan portfolio, future sources of revenue, liquidity including anticipated sources of liquidity going forward, the allowance for credit losses, interest rate sensitivity, payment of dividends, market risk, hiring intentions and salary and benefit expenses, increasing non-interest income, competing for large certificates of deposit, subletting the space of our former residential mortgage operation in Towson and former loan production office in Columbia, economic conditions, investment strategies and expansion, and financial and other goals, are forward-looking statements.  When used in this prospectus and in the documents incorporated by reference into this prospectus, our use of the words “believe,” “expect,” “plan,” “may,” “will,” “should,” “could,” “would,” “project,” “contemplate,” “anticipate,” “forecast,” “estimate,” “intend,” “target,” “is likely” and similar words or phrases are intended in part to help identify forward-looking statements.  These forward- looking statements involve risks and uncertainties and are based upon management’s beliefs as well as assumptions made based on data currently available to management.  These forward-looking statements are not guarantees of future performance, and a variety of factors could cause our actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements.  Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements.  All forward-looking statements speak only as of the date made, and we undertake no obligation to make any revisions to the forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or the occurrence of unanticipated events.

The forward-looking statements we use in this prospectus are subject to significant risks, assumptions and uncertainties, including among other things, those discussed elsewhere in this prospectus, including in the “Risk Factor” discussion, in other statements we may make, including in our reports filed with the SEC, and those listed below, which could affect the actual outcome of future events:

•  The results of this offering;

•  Further deterioration in the overall economy as well as in economic conditions in our specific market area;

•  Fluctuations in market rates of interest and loan and deposit pricing, which could negatively affect our net interest margin, asset valuation and income and expense projections;

•  Further deterioration in credit quality, or in the value of the collateral securing our loans, due to higher interest rates, increased unemployment, further or continued disruptions in the credit markets, or other economic factors;

• Charge-offs in our loan portfolio; and

•  Recovery of our income tax receivable and deferred tax asset as discussed in “Recent Developments - Potential Repurchase of Trust Preferred Securities; Recognition of Deferred Tax Asset.”

We caution you that the above list of important factors is not exclusive, and these and other factors are discussed in more detail in the “Risk Factors” section of this prospectus.  Because of these and other uncertainties, our actual results and performance may be materially different from results indicated by these forward-looking statements.  You should not put undue reliance on any forward-looking statements.  All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this Cautionary Note.

v

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING AND
REOFFERING

The following are examples of what we anticipate will be common questions about the rights offering and the reoffering of unsubscribed Units to the public.  The answers are based on selected information included elsewhere in this prospectus.  The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering.  This prospectus and the documents incorporated by reference into this prospectus contain more detailed descriptions of the terms and conditions of the offering and provide additional information about us and our business, including potential risks related to the offering, the securities offered in rights offering and our business.

What is the rights offering?

We are distributing, at no charge, to holders of our shares of common stock non-transferable subscription rights for each share of common stock owned as of 5:00 p.m., Eastern Time on _____________, 2010, the record date for the rights offering.  Each subscription right entitles the holder to a basic subscription right and an over-subscription right, as described below.  Stockholders will receive one subscription right for each share of common stock owned on the record date.  The subscription rights will be evidenced by subscription rights certificates.

What is the basic subscription right?

The basic subscription right will entitled the holder to purchase ten Units at a subscription price of $____ per Unit.  For example, if you owned 100 shares of common stock as of the record date, you would have received subscription rights and would have the right to purchase 1,000 Units for $____ per Unit (or a total payment of $_____).  You may exercise all or a portion of your subscription rights or you may choose not to exercise any subscription rights at all.  If you exercise less than your full basic subscription rights, you will not be entitled to purchase Units pursuant to your over-subscription rights.

What is the over-subscription right?

If you elect to purchase all of the Units available to you pursuant to your basic subscription rights, you may also concurrently elect to subscribe for any number of additional Units that may remain unsubscribed as a result of any other rights holders not exercising their basic subscription rights, subject to a pro rata adjustment if over-subscription requests exceed Units available, as more fully described below.  You should indicate on your subscription rights certificate, or the form provided by your nominee if your shares of common stock are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your over-subscription right.

If sufficient Units are available, we will seek to honor your over-subscription request in full.  If over-subscription requests exceed the number of Units available, however, we will allocate the available Units pro rata based on the number of Units you requested pursuant to your over-subscription rights in proportion to the total number of Units that you and other oversubscribing purchasers requested through the exercise of over-subscription rights.

To properly exercise your over-subscription rights, you must deliver the subscription payment related to your over-subscription rights before the rights offering expires.  Because we will not know the total number of unsubscribed Units before the rights offering expires, if you wish to maximize the number of Units you purchase pursuant to your over-subscription rights, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units that may be available to you (i.e., the aggregate payment for both your basic subscription right and for any additional Units you desire to purchase pursuant to your over-subscription request).  See “The Rights Offering - Over-Subscription Right.”

What is a Unit?

A Unit consists of one share of our common stock and one warrant to purchase one share of our common stock at $___ per share.  The warrants may be immediately separated from the common stock.  The warrants will expire on the earlier of  five years from their date of issuance or __ days following written notice from us that the common stock had a closing price at or above $___ for any ___ of ___ consecutive trading days.  Currently, we have only ___________ shares of authorized and unissued common stock.  We intend to hold a special meeting of our stockholders to approve an increase in the number of our authorized shares of common stock.   This offering will be cancelled, and no subscription rights or Units will be issued, if our stockholders do not approve the amendment to our articles of incorporation to increase the authorized number of shares of common stock.

Will the subscription rights, Units, shares of common stock and warrants to purchase common stock be tradable on The NASDAQ Capital Market or any other exchange?

Our common stock is listed on The NASDAQ Capital Market.  We intend to apply to list the Units and warrants on The NASDAQ Capital Market during the course of this offering.  We cannot assure you that the Units or warrants will meet the requirements for listing or that there will be an active trading market for our Units, common stock or warrants.  However, the Units, common stock and warrants will not be subject to any restrictions on transfer absent an affiliation between the holder and Bay National.

The subscription rights are not transferable and will not be listed on any stock exchange or quoted on the Over-the-Counter Bulletin Board.

What will happen if all the Units available in the offering are not purchased in the rights offering?

Any Units not purchased pursuant to the exercise of subscription rights will be offered to the public pursuant to this prospectus at a price of $___ per Unit.  See “The Reoffering of Remaining Units.”

Are there any limits on the number of Units I may purchase in the offering or own as a result of the offering?

As a bank holding company, we are subject to regulation by the Board of Governors of the Federal Reserve System.  The Federal Reserve has the authority to prevent individuals and entities from acquiring control of us. Under Federal Reserve rules and regulations, if you, directly or indirectly, or through one or more subsidiaries, or acting in concert with one or more persons or entities, will own more than 25% of our common stock after giving effect to the rights offering, then you will be conclusively deemed to control us.  If, after giving effect to the offering, you will hold, directly or indirectly, or through one or more subsidiaries, or acting in concert with one or more persons or entities, 10% or more of our common stock, you will be presumed to control us, which presumption may be rebutted.  We will not knowingly issue Units pursuant to the exercise of subscription rights or in the reoffering or to any person who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own or control the underlying shares of common stock if, as of ___________, 2010, such clearance or approval has not been obtained or any applicable waiting period has not expired. See “The Rights Offering - Limitation on the Purchase of Units.”  You are urged to consult your own legal counsel regarding whether you are required to seek the prior approval of the Federal Reserve in connection with your exercise of the subscription rights issued to you or the purchase of Units in the reoffering.

Why are we conducting the offering?

We are conducting the offering to raise equity capital to regain and maintain our status as a “well-capitalized” financial institution and meet other applicable capital regulatory requirements, support lending and investment activities, and for working capital and other general corporate purposes.  See “Use of Proceeds.”  Our capital position has been negatively impacted by increases in our provision for loan losses.  We presently are unable to grow our assets and liabilities significantly in furtherance of our long-term strategy without additional capital.  In addition, during 2008 the Bank lost its status as a “well-capitalized” financial institution under the prompt corrective action regulations adopted by the Office of the Comptroller of the Currency (the “OCC”).

On February 6, 2009, pursuant to a Stipulation and Consent to the Issuance of a Consent Order, the Bank consented to the issuance of a Consent Order by the OCC, the Bank’s primary banking regulator.  As part of our compliance with the Consent Order, we have developed a three-year strategic plan that maps out the strategy for the Bank to restore its higher capitalization, strong earnings and good asset quality as well as to eliminate the concerns raised by the OCC in the Consent Order.  The strategic plan requires that we raise our capital levels above the minimum capital needed to meet regulatory requirements.  Therefore, we are conducting this offering to help us achieve these and other goals under the strategic plan.

Are we pursuing other initiatives to improve our capital position?

Yes.  We have initiated a number of programs to improve our capital position, including the deferral of interest payments on the trust preferred securities issued through our Delaware trust subsidiary, Bay National Capital Trust I.  We are also negotiating with the holders of the trust preferred securities to redeem such securities as a discount to face value.  We have also taken measures to control expenses and reduce overhead.  We have reduced full time equivalent staffing in excess of 20% when comparing December 31, 2008 full time equivalent staff of 54 to a September 30, 2009 full time equivalent staff of 43.

How was the $____ per Unit subscription price determined?

Our board of directors determined a subscription price range for the offering, and designated the capital committee of our board of directors, four of whom are independent directors, to determine the final Unit subscription price.  In determining the offering price for the Units, the capital committee considered primarily the results of a recent loan review, advice from Chapin Davis as sales agent and other consultants, recent trading prices of our common stock as well as our prospects for future earnings, the prospects of the banking industry in which we compete, the need to offer the Units at a price that would be attractive to investors relative to the current trading price of our common stock, our board of directors’ belief as to the likely demand for the Units, our financial performance to date and other factors the board and capital committee considered appropriate.

   While we retained                     to render an opinion to our board of directors as to the fairness, from a financial point of view, of the offering to our existing stockholders taken as a whole, we did not seek or obtain an opinion of a financial advisor in establishing the subscription price of the Units or exercise price of the warrants.

The subscription price does not necessarily bear any relationship to any other established criteria for value.  You should not consider the subscription price as an indication of value of the Company or our common stock.  You should not assume or expect that, after the offering, our shares of common stock will trade at or above the subscription price in any given time period.  The market price of our common stock may decline during or after the rights offering and the common stock may not trade at a level at or near current trading prices, and you may not be able to sell the shares of our common stock included in the Units purchased during the offering at a price equal to or greater than the subscription price.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No.  You may exercise any number of your subscription rights or you may choose not to exercise any subscription rights.  Any subscription rights you do not exercise prior to the expiration date will expire without value.   However, your percentage ownership interest in us will be diluted to the extent that other stockholders exercise their subscription rights or that Units are purchased in the reoffering, since each Unit contains one share of our common stock.  Additionally, since each Unit contains a warrant to purchase one share of our common stock, any subsequent exercise of the warrants will further dilute your ownership interest.

How soon must I act to exercise my subscription rights?

The subscription rights may be exercised beginning on the date of this prospectus through 5:00 p.m. on the expiration date, which is ___________, 2010, unless extended by us in our sole discretion.  If you elect to exercise any rights, the subscription agent must receive all required documents and payments from you or your broker or nominee at or before the expiration date.  Although we have the option of extending the expiration date of the rights offering, we currently do not intend to do so.  We may cancel the rights offering at any time.  If we cancel the rights offering, all subscription payments received will be returned promptly, without interest or penalty.

If you hold your shares of our common stock in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish a deadline before the expiration of the rights offering by which you must provide it with your instructions to exercise your subscription rights.

Although we will make reasonable attempts to provide this prospectus to our stockholders, the rights offering and all subscription rights will expire on the expiration date, whether or not we have been able to locate each person entitled to subscription rights.

When will I receive my subscription rights certificate?

Promptly after the date of this prospectus, the subscription agent will send a subscription rights certificate to each registered holder of our common stock as of the record date.  If you hold your shares of common stock through a broker, custodian, bank or other nominee, you will not receive an actual subscription rights certificate.  Instead, as described in this prospectus, you must instruct your broker, custodian bank or nominee whether or not to exercise subscription rights on your behalf through a Beneficial Owner Election Form that such broker, custodian bank or other nominee has been instructed to provide to you.  If you wish to obtain a separate subscription rights certificate, you should promptly contact your broker, custodian, bank or other nominee and request a separate subscription rights certificate.  It is not necessary to have a physical subscription rights certificate to elect to exercise your rights.

May I transfer my subscription rights?

No.  You may not sell, transfer or assign your subscription rights to anyone.  Subscription rights will not be listed for trading on The NASDAQ Capital Market or any other stock exchange or market.  Rights certificates may be completed only by the stockholder who receives the certificate.

Are we requiring a minimum overall subscription or purchase to complete the offering?

No.  We are not requiring an overall minimum subscription or the sale of a minimum number of Units to complete the offering.  However, our board of directors reserves the right to cancel the offering for any reason, including if we do not receive aggregate subscriptions that we believe will satisfy our capital requirements.

Can the board of directors cancel or extend the offering?

Yes.  Our board of directors may decide to cancel the rights offering or the reoffering at any time and for any reason before the rights offering and reoffering, respectively, expire.  If our board of directors cancels the rights offering, any money received from subscribing stockholders in the rights offering will be returned promptly, without interest or penalty.  If our board of directors cancels only the reoffering, any money received from subscribers in the reoffering will be returned promptly, without interest or penalty, but no monies will be returned to stockholders who have exercised their subscription rights to purchase Units in the rights offering.

We also have the right to extend the rights offering and the reoffering, although we do not presently intend to do so.  The rights offering can be extended to a date no later than

_________, 2010 and the reoffering can be extended by no more than 60 days after the initial reoffering period.

Has the sales agent or the board of directors made a recommendation to stockholders regarding the rights offering?

No.  Our board of directors has not, and will not, make any recommendation to stockholders regarding the exercise of subscription rights in the rights offering.  In addition, the sales agent has not and will not make any such recommendation.  You should make an independent investment decision about whether or not to exercise your subscription rights.  Stockholders who exercise subscription rights may lose the money invested in the Units.  We cannot predict the price at which our shares of common stock will trade after the offering.  The market price for our common stock may decrease to an amount below the subscription price, and if you purchase Units at the subscription price, you may not be able to sell the underlying shares of common stock in the future at the same price or a higher price.

Will our directors and executive officers participate in the rights offering?

We expect our directors and executive officers, together with their affiliates, to participate in this offering at varying levels. See “The Rights Offering - Directors’ and Executive Officers’ Participation.”  The purchase price paid by our directors and executive officers, together with their affiliates, will be the same offering price per share as all other purchasers in the rights offering.  Following the rights offering, our directors and executive officers, together with their affiliates, are expected to own an aggregate of approximately _____ shares of our common stock, __% of our total outstanding shares of common stock if we sell all 25,000,000 Units in the offering and __% if we sell all 3,000,000 Units pursuant to the over-allotment option, including shares of our common stock they currently own and assuming no exercise of the warrants.

Will I have an opportunity to withdraw my subscription?

Not in the rights offering.  Subscriptions in the rights offering are not revocable.  You should not exercise your subscription rights unless you are certain you wish to purchase the Units.

Potential investors in the reoffering will be able to submit nonbinding preliminary subscriptions to purchase Units in the reoffering during the duration of the rights offering.  Such preliminary subscriptions may be withdrawn without penalty.  However, once subscribers in the reoffering submit an acknowledgement of subscription after completion of the rights offering, such subscriptions may not be withdrawn.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold a Bay National stock certificate and you wish to participate in the rights offering, you must take the following steps:

•  Deliver payment to the subscription agent before 5:00 p.m., Eastern Time, on ___________, 2010; and

•  Deliver a properly completed and signed rights certificate to the subscription agent before 5:00 p.m., Eastern Time, on _________, 2010.

In certain cases, you may be required to provide additional documentation or signature guarantees.

Please follow the delivery instructions on the rights certificate.  Do not deliver documents to Bay National. You are solely responsible for completing delivery to the subscription agent of your subscription rights certificate and payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives them by 5:00 p.m., Eastern Time, on ________, 2010.

If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the aggregate subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you tendered to the subscription agent.  If your aggregate subscription price payment is greater than the amount you owe for your subscription, we or the subscription agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of the rights offering.

What should I do if I want to participate in the rights offering but my shares are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold your shares of common stock through a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the shares you own.  The record holder must exercise the subscription rights on your behalf for the Units you wish to purchase.

If you wish to participate in the rights offering and purchase Units, please promptly contact the record holder of your shares.  We will ask your broker, custodian, bank, or other nominee to notify you of the rights offering.  You should complete and return to your record holder the form entitled “Beneficial Owner Election Form.”  You should receive this form from your broker, custodian, bank, or other nominee with the other rights offering materials.  You should contact your broker, custodian, bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this rights offering.  We are not responsible if you do not receive the form from your broker, dealer, custodian bank or nominee or if you receive it without sufficient time to respond.

If you wish to purchase Units through the rights offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible.  Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before the expiration date of the rights offering.

What form of payment is required to purchase Units pursuant to the exercise of my subscription rights?

Payments submitted to the subscription agent must be made in full United States currency, by:

•  bank check or bank draft payable to “Bay National Corporation,” drawn upon a United States bank;

•  postal, telegraphic or express money order payable to “Bay National Corporation”; or

•  wire transfer of immediately available funds to the account maintained by the subscription agent at the Bank.

When will I receive my Units?

If you exercise your subscription rights and purchase Units pursuant to the rights offering, we will deliver your Units to you as soon as practicable after the expiration date of the rights offering.  We expect that such Units will be delivered on or after ___________, 2010, the scheduled expiration date of the rights offering, unless the rights offering is earlier terminated or is extended by our board of directors in its sole discretion.  See “The Rights Offering - Expiration of the Rights Offering and Extensions, Amendment, Termination and Cancellation.”

If your shares as of the record date were held by a custodian bank, broker, dealer or other nominee, and you participate in the rights offering, you will not receive certificates for the Units. Your custodian bank, broker, dealer or other nominee will be credited with the shares of common stock and the warrants pursuant to your purchase of Units in the rights offering as soon as practicable after the completion of the rights offering.

If you purchase Units pursuant to the reoffering, we will deliver your Units to you as soon as practicable after the expiration date of the reoffering.  We expect that such Units will be delivered on or after ___________, 2010, unless the expiration date of the rights offering or reoffering is extended or the rights offering or reoffering is terminated.  See “The Reoffering – Expiration of the Reoffering, Extension, Termination and Cancellation.”

Are there any conditions to completing the offering?

The only condition to completion of the offering is stockholder approval of an increase in the number of authorized shares of our common stock.  We will need to amend our articles of incorporation in this regard to complete the offering.  We intend to call a special meeting of the stockholders on ________ __, 2010 for the purpose of approving the required amendment to the articles of incorporation.

What effects will the rights offering have on our outstanding common stock?

Assuming no other transactions by us involving our common stock and that no options or warrants for our common stock are exercised prior to the closing of the offering, then if the offering is fully subscribed for through the exercise of the subscription rights or purchase of Units in the reoffering then an additional 25,000,000 shares of our common stock (or 28,000,000 shares if we sell all 3,000,000 Units pursuant to the over-allotment option) will be issued and outstanding after the closing of the offering, for a total of ______________ shares of common stock outstanding (or __________ shares if we sell all 3,000,000 Units pursuant to the over-allotment option).  As a result of the offering, the ownership interests and voting interests of the existing stockholders that do not fully exercise their subscription rights will be diluted.  The exact number of shares that we will issue in this offering will depend on the number of Units that are subscribed for in the rights offering by our stockholders and the number sold to purchasers in the reoffering.

In addition, if the price of the Units in the offering is less than the market price of our common stock it will likely reduce the market price per share of our shares of common stock that you already hold.

How much will Bay National receive from the offering?

The proceeds we receive from the offering will depend on the number of Units purchased in the offering.  We estimate that the net proceeds to us from the offering, after deducting estimated offering expenses and compensation to the sales agent, will range from approximately $____ million assuming half the Units offered hereby are sold in the offering to $______ if all of the Units offered hereby are sold in the offering, assuming no sales of Units pursuant to the sales agent’s over-allotment option.  It is possible that we may not sell all or any of the Units being offered hereby or that we will elect to cancel the offering altogether.

Are there risks in exercising my subscription rights or purchasing Units in the reoffering?

Yes.  The purchase of Units in the offering, whether pursuant to the exercise of subscription rights or purchase in the reoffering, involves risks.  Exercising your subscription rights involves the purchase of our equity securities and you should consider this investment as carefully as you would consider any other equity investment.  Among other things, you should carefully consider the risks described under the heading “Risk Factors” beginning on page 24 of this prospectus and in the documents incorporated by reference in this prospectus.

If the rights offering and the reoffering are not completed, will my subscription payment be refunded to me?

In general, yes.  The subscription agent will hold all funds it receives pursuant to the exercise of the subscription rights in a segregated account at the Bank until completion of the rights offering.  If we do not complete the rights offering, all subscription payments received by the subscription agent pursuant to the rights offering will be returned promptly, without interest or penalty.  If you own shares in “street name,” it may take longer for you to receive your subscription payment because the subscription agent will return payments through the record holder of your shares.

Similarly, the subscription agent will all hold funds it receives pursuant to subscriptions in the reoffering in a segregated account at the Bank until completion of the reoffering.  If we do not complete the reoffering, all subscription payments received by the subscription agent pursuant to the reoffering will be returned promptly, without interest or penalty.

If our board of directors cancels only the reoffering, however, no monies will be returned to stockholders who have exercised their subscription rights to purchase Units in the rights offering.

What are the U.S. federal income tax consequences of exercising my subscription rights?

For U.S. federal income tax purposes, you should not recognize income or loss in connection with the receipt or exercise of subscription rights in the rights offering. You should consult your tax advisor as to your particular tax consequences resulting from the rights offering.  For a detailed discussion, see “Certain U.S. Federal Income Tax Consequences.”

If I am not a stockholder but wish to subscribe for Units in the reoffering of any available Units, what do I do?

We will accept preliminary nonbinding subscriptions for unsold Units during the pendency of the rights offering.  Upon completion of the rights offering, we will furnish a prospectus supplement that sets forth the results of our rights offering and the amount of unsubscribed Units accompanied by an acknowledgement of subscription for investors to complete and submit together with the subscription price.  At that time, subscriptions for the reoffered Units will be accepted by us in the order in which they are received subject, however, to prior sale.  All subscription proceeds we receive will be deposited in a segregated noninterest-bearing deposit account at the Bank until the time that we accept or reject those subscriptions.  The reoffer of our Units will commence promptly following expiration of the rights offering and will continue for 30 trading days thereafter or the date on which we have accepted subscriptions for all Units remaining available for sale.  Our board of directors may choose to end the offering prior to the scheduled expiration date, extend the offering or cancel the offering.  In the event the offering is cancelled, all subscription payments we received will be returned promptly, without interest or penalty.

Potential purchasers in the reoffering may, upon their execution of a non-disclosure agreement, gain access to certain nonpublic information about Bay National and participate in discussions with our management with respect to an investment in the Company via the reoffering.  Such opportunity will not be afforded our current stockholders with respect to the exercise of their subscription rights.

Is the reoffer to the public subject to any minimum or maximum subscription amount?

There is no minimum or maximum amount of Units you can subscribe for as long as we have Units remaining available for sale after our rights offering is completed, except we will not sell Units to any purchaser who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own or control those shares if, as of  the closing of the reoffering, that clearance or approval has not been obtained and/or any applicable waiting period has not expired.  You may not revoke or change your subscription after you have submitted your acknowledgement of subscription (which must be accompanied by payment).  We may choose to reject your subscription entirely or accept it for only a portion of the shares for which you subscribe.

What effect will the rights offering have on holders of stock options?

Option holders will not be eligible to participate in the rights offering with respect to stock options that are unexercised as of the record date.  The offering will not affect the rights of option holders under our equity compensation plans and relevant stock option agreements.

What fees or charges apply if I purchase Units?

We are not charging any fee or sales commission to issue subscription rights to you or to issue Units to you if you exercise your rights.  However, all commissions, fees and expenses (including brokerage commission and fees and transfer taxes) incurred in connection with the exercise of rights will be for the account of the person exercising the rights, and none of such commissions, fees or expenses will be paid by us, the subscription agent or the sales agent.

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate and subscription payment to that record holder.  If you are the record holder, then you should send your subscription documents, rights certificate and subscription payment by hand delivery, first class mail or courier service to:

By Mail, Hand or Overnight Courier:

______________________

You are solely responsible for completing delivery to the subscription agent of your subscription rights certificate and payment.  You should allow sufficient time for delivery of your subscription materials to the subscription agent before the expiration of the rights offering at 5:00 p.m. Eastern Time on ________, 2010 .

Whom should I contact if I have other questions?

If you have any questions regarding Bay National, the Bank, the rights offering of the reoffering, please contact David E. Borowy, our Senior Vice President & Chief Financial Officer, at (410) 494-2580, Monday through Friday (except bank holidays), between 9:00 a.m. and 5:00 p.m., Eastern Time.

If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact our subscription agent for the rights offering, ______________, at ___________.

Is there an underwriter in the offering?

No.  We have hired Chapin Davis to assist us in selling the Units in the offering as sales agent on a best efforts basis only, which means that it is not obligated to purchase any unsold Units.

Pursuant to the engagement letter and the placement agent agreement we will enter into with Chapin Davis, we are obligated to pay to Chapin Davis as compensation for its services a fee equal to 7% of the gross proceeds from the sale of Units in the offering, whether pursuant to the exercise of subscription rights in the rights offering or the purchase of Units in the reoffering, except that we will not pay such commission with respect to purchases by certain related persons.  In addition, upon completion of the offering we are required to reimburse Chapin Davis for its actual expenses incurred in connection with the offering, including its legal fees, up to a maximum amount of $250,000 ($125,000 if gross proceeds in the offering are less than

$5,000,000).  We have also agreed to indemnify the sales agent for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act.  Chapin Davis will not be subject to any liability to us in rendering the services contemplated by the engagement letter and placement agent agreement except for any act of gross negligence or willful misconduct of Chapin Davis.

SUMMARY

The following summary highlights information contained in or incorporated by reference into this prospectus.  This summary may  not contain all of the information that you should consider before deciding whether or not you should exercise your subscription rights or purchase Units in the reoffering.  You should read this prospectus carefully, including the sections entitled “Risk Factors” and “The Rights Offering,” and the information incorporated by reference in this prospectus (as described under the heading “Incorporation by Reference”).

Bay National Corporation and Bay National Bank

Bay National Corporation was incorporated under the laws of the State of Maryland on June 3, 1999, primarily to serve as a bank holding company for a proposed federally chartered commercial bank to be named Bay National Bank.

Bay National Bank commenced operations on May 12, 2000 with its main office in Lutherville, Maryland and a branch office in Salisbury, Maryland.  Subsequently, it added residential lending offices located in Salisbury and Baltimore, Maryland in December 2007, a loan production office in Columbia, Maryland that was closed in March 2009, and a residential mortgage lending office in Cambridge, Maryland in May 2008.  Bay National Bank accepts checking and savings deposits and offers a wide range of commercial and industrial, real estate, consumer and residential mortgage loans.  We consider our primary market area to be the Baltimore metropolitan area, the Baltimore-Washington corridor and Maryland’s Eastern Shore.

We had total assets of $270.6 million and $297.5 million, loans outstanding, net, of $242.7 million and $197.2 million, deposits of $244.6 million and $277.5 million, stockholders’ equity of $15.0 million and $10.8 million, and a tangible book value per share of $6.98 and $5.01, respectively, at December 31, 2008 and September 30, 2009.  Basic and fully diluted loss per share was $2.37 and $2.03, respectively, for the year ended December 31, 2008 and the nine months ended September 30, 2009.

Bay National Bank attracts deposits from the general public and uses these funds to originate loans in our market area.  We target our commercial banking services to small and mid-sized businesses and nonprofit firms and our retail banking services to the owners of these businesses and their employees, to business professionals and to high net worth individuals.  Our loans include commercial and industrial, real estate, consumer and residential mortgage loans.

As a community bank, part of our business strategy is to capitalize on the indifference felt by many customers of large regional and national banks, particularly owners of small and mid-sized businesses, business professionals and high net worth individuals who traditionally have been accustomed to dealing directly with a bank executive who had an understanding of their banking needs with the ability to deliver a prompt response.  We believe that we differentiate ourselves from the large regional and national banks by:

•  Developing personal relationships with customers;

•  Customizing our products to fit the needs of our customers instead of adopting a “one size fits all” mentality;

•  Streamlining the decision-making process, including by having credit decisions made locally; and

•  Offering our customers additional complementary services, such as insurance and investment advice, through relationships with strategic partners.

As a bank holding company registered under the Bank Holding Company Act of 1956, we are subject to the supervision of the Board of Governors of the Federal Reserve System (the “Board of Governors”).  In addition, the Bank is subject to regulation, supervision and regular examination by the OCC, and the Bank’s deposits are insured by the Federal Deposit Insurance Corporation.

Recent Developments

We incurred net losses of $5.1 million and $4.4 million, respectively, for the year ended December 31, 2008 and the nine months ended September 30, 2009, which reduced stockholders’ equity to $10.8 million at September 30, 2009.  We presently are unable to grow our assets and liabilities significantly in furtherance of our long-term strategy without additional capital.  In addition, during 2008 the Bank lost its status as a “well-capitalized” financial institution under the prompt corrective action regulations adopted by the OCC.

OCC Consent Order

On February 6, 2009, Bay National Bank voluntarily entered into a Consent Order with the OCC, its primary banking regulator.

Among other things, the Consent Order requires the Bank and/or its board of directors to take certain actions, including developing and submitting written plans to the OCC, and imposes restrictions on the Bank designed to improve its financial strength, including the following: within 30 days provide a written analysis of the board’s decision whether to sell, merge or liquidate the Bank or remain independent; if the board decides the Bank should remain independent and the OCC does not object to the written analysis, within 60 days of the Consent Order, implement a three-year strategic plan for the Bank with respect to certain financial objectives; by April 30, 2009 maintain a 12% total risk-based ratio, an 11% Tier 1 risk-based ratio and a 9% leverage ratio; develop a three-year capital program that, among other things, assesses current and expected funding needs and ensures that sufficient funds or access to funds exists to meet those needs; ensure that the Bank has competent management in its credit risk and asset liability risk management functions, conduct management reviews and adopt a written education program for officers as necessary; immediately take action to protect the Bank’s interest in assets criticized by the OCC and adopt a written program designed to eliminate the basis of such criticism; and develop written plans to address liquidity improvement, loan portfolio management, asset diversification, the Bank’s allowance for loan and lease losses, monitoring and review of problem loans and leases, charged-off loans and related issues, and monitoring of portfolio trends.

The board has appointed a compliance committee to monitor, coordinate and report to the board on the Bank’s compliance with the Consent Order.  In addition, under the Consent Order the Bank may not pay dividends unless it is in compliance with the capital program required by the Consent Order and applicable regulatory requirements and receives the OCC’s written non-objection.

The Bank’s board and its compliance committee and have submitted a written analysis to the OCC in which the Bank details its decision to remain independent while continually evaluating other options.

We were not in compliance with the minimum capital requirements at April 30, 2009 and our request for an extension for compliance was denied.  As a result, we are required to develop a contingency plan for the Bank; we believe, however, that the terms of the offering, if successful, will satisfy the contingency plan requirement.

The Bank’s board and executive management have adopted a strategic plan that maps out a strategy for the Bank to restore its higher capitalization, strong earnings, good asset quality and to also eliminate the concerns raised by the OCC in the Consent Order.  Pursuant to the strategic plan, the Bank will return to its original business model, provide stronger risk controls and the management and support items necessary to continue to grow and serve its customer base.  We envision all the key elements of the plan being in place by June 30, 2010.

In order to make the plan work, the Bank will focus on six goals that are the keys to its success.  These are:

•	A return to its original mission: The Bank’s original mission was to serve local businesses and professionals through internally generated loans. The Bank has returned to that mission.

•
Improve asset quality:  Asset quality must be raised to acceptable levels and thereafter maintained as part of a high quality loan portfolio.  This loan portfolio will consist of primarily internally-generated small business loans that are fully within the Bank’s expertise and provide adequate yields with manageable risk.

•
Increase capitalization:  Capital must be raised to levels above the minimum capital needed to meet regulatory requirements.  This higher level of capital can be achieved by either shrinking the size of the balance sheet, by raising additional contributions from present and new shareholders or by a combination of these two approaches.  Increasing the Bank’s level of capital will ensure that it not only remains viable through the present economic downturn, but will have the ability to grow its assets and regain its former earnings profile.

•
Improve liquidity:  Overall liquidity and the number of liquidity options must be increased to a level consistent with the risk level of the Bank and be sufficient to allow the Bank room to grow assets.  This requires that the Bank develop multiple sources of liquidity that it can access as necessary and at normal prices.  This means, among other things, establishing, increasing or maintaining lines of credit with the other banks, the ability to obtain advances from the Federal Home Loan Bank, borrowing from the Federal Reserve discount window, the use of national market CDs, the ability to fully utilize the certificate of deposits registry service (“CDARS”) and identifying collateral that may be pledged.  It also means developing an investment portfolio of securities.

•
Return to Profitability:  Profitability must be restored as soon as possible and beyond that point earnings must show consistent and steady growth.  In the context of improving profitability and preserving capital, we have already made significant internal changes that we believe will reduce costs and lead to improved earnings or minimize losses.

•
Develop management depth:  We believe that the executive management team and management succession plan have the depth, experience and talent to maintain the confidence of the public, clients, directors, shareholders and regulators.  The board will evaluate management on a regular basis.

Federal Reserve Board Enforcement Action / Written Agreement

On April 28, 2009, pursuant to a formal enforcement action by the Federal Reserve Bank of Richmond, Bay National Corporation entered into a written agreement with the Reserve Bank (the “Reserve Bank Agreement”).  Pursuant to the Reserve Bank Agreement, Bay National Corporation agreed to the following:

•
We may not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation of the Board of Governors of the Federal Reserve.

•	We may not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank without the Reserve Bank’s prior written approval.

•
We (including our nonbank subsidiaries) may not make any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities without the prior written approval of the Reserve Bank and the Director.

•	We (including our nonbank subsidiaries) may not, directly or indirectly, incur, increase or guarantee any debt without the Reserve Bank’s prior written approval.

•	We (including our nonbank subsidiaries) may not, directly or indirectly, purchase or redeem any shares of our stock without the Reserve Bank’s prior written approval.

•
In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, we will comply with certain notice provisions set forth in the Federal Deposit Insurance Act and Board of Governors’ Regulations.

•	We will comply with certain restrictions on indemnification and severance payments pursuant to the Federal Deposit Insurance Act and Federal Deposit Insurance Corporation (“FDIC”) regulations.

•	We will provide quarterly progress reports to the Reserve Bank.

Appointment of New Chairman

On November 17, 2009 the Boards of Directors of Bay National Corporation and Bay National Bank elected Charles L. Maskell as Chairman of the board of directors of both organizations following Hugh W. Mohler’s resignation as Chairman.  Mr. Mohler remains as President and Chief Executive Officer of both Bay National Corporation and the Bank.

Potential Repurchase of Trust Preferred Securities; Recognition of Deferred Tax Asset

We are currently negotiating with the holders of the trust preferred securities issued through our Delaware trust subsidiary, Bay National Capital Trust I, to redeem these securities at a discount to face value, although there can be no assurance that we will reach a binding agreement with the holders to do so.  We anticipate that we will not proceed with this offering if we are not able to reach agreement with the holders of the trust preferred securities to redeem the securities at a significant discount to face value.

For regulatory purposes, Bay National Bank has not been able to include the full value of its income tax receivable in its calculation of capital ratios due to the full utilization of all past carryback potential and to the inability of the Bank or Bay National Corporation to generate taxable income within 12 months of their most recent quarter end.  Should we be successful in our efforts to settle our obligation to the trust preferred holders at the discounted amount of $750,000, such transaction will generate approximately $7.9 million of pre-tax income.  The after-tax gain and resulting addition to retained earnings at Bay National Corporation would be approximately $4.7 million.  Because of the consolidated federal income tax regulations, the pre-tax losses for the Bank would be available to offset the gain recognized by Bay National Corporation.  This would enable the Bank to recognize an estimated $3.0 million of previously disallowed tax benefit in its calculation of risk-based capital ratios beginning with the quarter end in which the transaction is completed.  This addition to the calculation of regulatory capital would significantly enhance the financial strength of the Bank.

Even if we are able to redeem the trust preferred as described, however, if we are unable to raise a sufficient amount of capital by March 31, 2010 pursuant to this offering, we will be required to write off the entire tax receivable balance presently on its books, which at September 30, 2009 was $5.4 million.  This of course is a further dollar for dollar reduction to our capital for book purposes.  This result will not be affected by the successful satisfaction of the trust preferred obligation even if we are unable to redeem the trust preferred securities at a significant discount.  Without this offering, however, it is unlikely that we will be able to raise capital in an amount sufficient to exceed the regulatory minimum requirements.  Further, there can be no assurance that we will be able to redeem the trust preferred securities at $750,000, or at all, or that we will raise an amount in the offering that would be sufficient to avoid the write-off of the present tax receivable.

Risk Factors

Before you exercise your subscription rights to purchase the Units, you should carefully consider risks described in the section entitled “Risk Factors,” beginning on page 24 of this prospectus.

Corporate Information

Our principal executive office is located at 2328 West Joppa Road, Lutherville, MD 21093.  Our telephone number is (410) 494-2580.  We maintain an internet website at www.baynational.com; provided, however, the information contained on our website, or that can be accessed through our website, does not constitute part of this prospectus and is not incorporated in any manner into this prospectus.

Our common stock trades on The NASDAQ Capital Market under the ticker symbol “BAYN.”

SUMMARY DESCRIPTION OF THE RIGHTS OFFERING AND THE REOFFERING

The following summary described the principal terms of the rights offering, the reoffering, the Units, the common stock and the warrants to purchase common stock.  It is not intended to be a complete description of the offering or the securities offered hereby.  Please see the balance of the prospectus for a more detailed description of the terms and conditions of the offering and the securities offered hereby.

THE RIGHTS OFFERING

Issuer	Bay National Corporation
The Basic Subscription Right
Pursuant to the rights offering, we will distribute at no charge to each holder of our common stock as of the record date, one non-transferrable subscription right for each share of common stock owned on the record date.  Each subscription right will entitle the holder to purchase ten Units.

The Over-Subscription Right
Holders who fully exercise their basic subscription rights will be entitled to subscribe for additional Units that may remain unsubscribed as a result of any unexercised basic subscription rights, which we refer to as the over-subscription right.  You may subscribe for Units pursuant to your over-subscription rights, subject only to the limitations on purchase and ownership described below under “Limitation on the Purchase of Units.”

Definition of a Unit as Offered Herein
Each Unit will consist of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $____ per share, subject to adjustment as described in this prospectus.  The warrants will be exercisable at any time for five years after the date of issuance, provided that the warrants will expire prior to such period __ days following written notice from us that the common stock had a closing price at or above $___ for any ___ of ___ consecutive trading days.  The warrants may be exercised only if there is a current registration statement in effect at the time of exercise.

At any time after issuance, the warrant and common stock components of each Unit may be separated by the holder thereof and transferred separately, and thereafter, a separated warrant and share of common stock may be combined to form a Unit.

Number of Units Offered	25,000,000

Option to Sell Additional Units	We may sell up to an aggregate (in the rights offering and reoffering combined) of an additional 3,000,000 Units in the offering if we sell all 3,000,000 Units pursuant to the over-allotment option.
Limitation on the Purchase of Units
We will not issue Units in the offering to any person who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own or control the underlying shares of common stock shares if, as of ________, 2010, that clearance or approval has not been obtained or any applicable waiting period has not expired.

Subscription Price	$___ per Unit, payable in cash. To be effective, any payment related to the exercise of a subscription right must clear before the rights offering expires.
Record Date	5:00 p.m., Eastern Time, on _______, 2010.
Expiration of the Rights Offering	5:00 p.m., Eastern Time, on __________, 2010, unless extended.
Use of Proceeds
We intend to use the proceeds of the offering to regain and maintain “well-capitalized” status and meet other applicable capital regulatory requirements, support lending and investment activities, and for working capital and other general corporate purposes.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on The NASDAQ Capital Market or on any stock exchange or market.
No Revocation
All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights.  You should not exercise your subscription rights unless you are certain that you wish to purchase the Units.

Unexercised Subscription Rights	Subscription rights not exercised prior to the expiration date of this rights offering will be null and void and will have no value.
Public Reoffer	If Units remain available for sale after the closing of the rights offering, we may offer and sell those remaining Units to the public on a best efforts basis at a price of $_____ per Unit.

U.S. Federal Income Tax Consequences
For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of a subscription right.  You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the subscription rights in light of your particular circumstances.

Extension, Termination and Cancellation
Although we do not presently intend to do so, we have the option to extend the rights offering for additional periods ending no later than ______________, 2010.  Our board of directors may for any reason end or cancel the rights offering at any time before the expiration date.  If we cancel the rights offering, the subscription agent will return all subscription payments promptly, without interest or penalty.

Procedures for Exercising Rights	To exercise your subscription rights, you must take the following steps:

•  If you are a registered holder of our common stock, you must deliver payment and a properly completed rights certificate to the subscription agent to be received before 5:00 p.m., Eastern Time, on the expiration date.  You may deliver the documents and payments by hand delivery, first class mail or courier service.  If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

•      If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, or if you would rather an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank or other nominee to exercise your subscription rights on your behalf.  Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on the expiration date.

No Minimum Offering Amount	We need not sell any minimum number of Units in order to complete the offering.
No Minimum Subscription Amount	You may exercise all, some or none of your subscription rights. There is no minimum number of subscription rights that you must exercise in order to participate in the rights offering.

Sales Agent	Chapin Davis and Company
Subscription Agent	______________________
Fees and Expenses
We will pay the fees and expenses related to the rights offering.  We have engaged Chapin Davis as sales agent in the offering on a best efforts basis.  We will pay Chapin Davis a fee equal to 7% of the gross proceeds in the offering (except for purchases in the offering by certain related persons) and, upon closing of the offering, will reimburse their actual expenses incurred in an amount up to $250,000, or $125,000 if gross proceeds in the offering are less than $5,000,000.

THE REOFFERING

The following summarizes the terms of the reoffering but does not repeat the terms of the reoffering to the extent that they are the same as the terms of the rights offering described above.

Reoffer of Remaining Units	We will offer any Units that remain unsold after completion of the rights offering to the public pursuant to this prospectus.
Offering Price	$____ per Unit.
Commencement and Expiration of the Reoffering	The reoffering will commence promptly following expiration of the rights offering and will terminate 30 trading days thereafter, unless extended.
Extension, Termination and Cancellation
Although we do not presently intend to do so, we have the option to extend the reoffering for additional periods ending no later than 90 days after commencement of the reoffering.  Our board of directors may for any reason cancel the reoffering at any time before the expiration date.  If we cancel the reoffering, the subscription agent will return all subscription payments promptly, without interest or penalty.

Procedures for Purchasing Units in the Reoffering
We will permit prospective investors who are not stockholders eligible to participate in the rights offering, as well as stockholders who wish to purchase Units in excess of their subscription rights, to submit preliminary subscriptions with respect to one or more of the Units not sold in the rights offering.

After completion of the rights offering, we will furnish persons who submitted preliminary subscriptions a final prospectus supplement setting forth the results of the rights offering and the amount of unsubscribed Units accompanied by an acknowledgement of subscription.  Subscribers should complete the acknowledgement of subscription and deliver it, along with payment for the number of Units subscribed, to ________________, by 5:00 p.m., Eastern Time, on the expiration date of the reoffering.  You may deliver the documents and payments by hand delivery, first class mail or courier service.  If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

We may also accept subscriptions in the reoffering from persons who did not submit preliminary subscriptions.
Revocation and Withdrawal	Preliminary subscription agreements are non-binding. Subscribers may not revoke their subscriptions after submission of the acknowledgement of subscription.
Access to Additional Information
Potential purchasers in the reoffering may, upon their execution of a non-disclosure agreement, gain access to certain nonpublic information about Bay National and participate in discussions with our management with respect to an investment in the Company via the reoffering.

RISK FACTORS

An investment in our securities is very risky.  Our financial condition is unsound.  You should not invest in our securities unless you can afford to lose your entire investment.  You should carefully consider the risk factors described below, together with all other information in this prospectus, before making an investment decision.

Risks Related to Our Company

If we cannot raise adequate capital we will be unable to continue operations.

As previously reported we have experienced an unprecedented amount of loan charge-offs in recent periods as a result of the continuing weakness in the local and national economy, in particular in the real estate sector.  These losses have caused us to fall below “well-capitalized” status, which led to our entry into the Consent Order.

As a result of recent loan losses and the significant provisions for the allowance for credit losses, we require additional capital in order to continue operations.  While we are attempting to raise the required capital pursuant to this offering and are hopeful that our efforts will be successful, we cannot guarantee that this will be the case.  If we cannot raise sufficient capital before the Bank reaches regulatory capital levels that will result in a receivership of the Bank, we will attempt a direct sale of the Company and/or the Bank or of the Bank’s assets.  In any such sale, stockholders may not receive an amount for their stock that they consider adequate, and it is possible stockholders will not receive anything at all in such a transaction, particularly if we engage solely in a sale of assets.

Since there is no minimum amount of Units that we must sell in order to complete this offering, if we sell only a portion of the Units available for sale in the offering we may not receive capital adequate to regain our “well-capitalized” status and meet other applicable capital regulatory requirements, implement our strategic plan or otherwise comply with the Consent Order, or otherwise address the concerns of our regulators, but subscribers in the offering will still hold stock in the Company and will be subject to the risks described above and elsewhere in this prospectus.  See “-Risks Related to the Offering - We are not required to raise a minimum amount of proceeds in order to close the offering, which means that if you subscribe for Units in the offering, you may acquire securities in our company even though the proceeds raised may be insufficient to meet our objectives.”

We may be required to raise additional capital in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders.

We are required by our regulators to maintain adequate levels of capital to support our operations.  We anticipate our capital resources as a result of the proceeds raised from this offering will allow us to regain “well-capitalized” status and meet other applicable capital regulatory requirements, comply with our strategic plan, and otherwise satisfy our capital requirements for the foreseeable future.  However, we may be required or choose to raise additional capital subsequent to the offering if we do not raise sufficient funds in this offering or otherwise for strategic, regulatory or other reasons.

Current conditions in the capital markets are such that traditional sources of capital may not be available to us on reasonable terms if we needed to raise additional capital.  In such case, there is no guarantee that we will be able to successfully raise additional capital at all or on terms that are favorable or otherwise not dilutive to existing stockholders, including stockholders that purchase Units in this offering.

Difficult economic and market conditions have adversely affected, and may continue to adversely affect, us and our industry.

Dramatic declines in the housing market, with decreasing home prices and increasing delinquencies and foreclosures, have negatively impacted the credit performance of mortgage and construction loans and resulted in significant write downs of assets by many financial institutions, including us.  Because a significant portion of our loan portfolio is comprised of real estate-related loans, continued decreases in real estate values could adversely affect the value of property used as collateral for loans in our portfolio.  General downward economic trends, reduced availability of commercial credit and increasing unemployment have negatively impacted the credit performance of commercial and consumer credit, resulting in additional write downs.  Concerns over the stability of the financial markets and the economy have resulted in decreased lending by financial institutions.  This market turmoil has led to increased commercial and consumer deficiencies, lack of customer confidence, increased market volatility and reduction in general business activity.  The resulting economic pressure on consumers and businesses and the lack of confidence in the financial markets may continue to adversely affect our business, financial condition, results of operation and stock price.  We do not expect that the difficult conditions in the financial markets are likely to improve in the near future.  A worsening of these conditions would likely exacerbate the adverse effects of these difficult market conditions on us and others in the financial institutions industry.

Liquidity risk could impair our ability to fund operations and jeopardize our financial condition, and we are limited in the amount of interest we can pay on deposits.

Liquidity is essential to our business.  An inability to raise funds through deposits, borrowings, sale of loans and other sources could have a material adverse effect on our liquidity.  Further, if U.S. markets and economic conditions continue to deteriorate, our liquidity could be adversely affected.  For example, even with the proceeds from this offering, further declines in the housing market could result in additional asset write downs, which could reduce our liquidity below required levels and require us to seek additional capital.  There can be no guarantee, however, that such capital would be available when we require it or, if available, on favorable terms, and if we raise capital via the sale of common stock, the holdings of our current stockholders would be diluted.  Our access to funding sources in amounts adequate to finance our activities could be impaired by factors that affect us specifically or the financial services industry in general.  Factors that could detrimentally impact our access to liquidity sources include a decrease in the level of our business activity due to a further market downturn or adverse regulatory action against us.  Our ability to acquire deposits or borrow could also be impaired by factors that are not specific to us, such as a severe disruption of the financial markets or negative views and expectations about the prospects for the financial services industry.  Further, given that Bay National Bank is unable to issue brokered CDs without prior approval from the FDIC, the Bank’s inability to replace maturing brokered deposits with core deposits or cash flows from loan repayments may require us to generate liquidity through other means.  If we cannot raise additional capital when needed, our ability to further expand operations through internal growth and deposit gathering could be materially impaired.

In addition, as a result of being less than “well capitalized” we are limited as to the interest rate we may pay on deposit accounts pursuant to applicable FDIC regulations.  Currently, we may not pay interest rates that are higher than the average in our local market.  As of January 1, 2010, we may not pay more than .75% over the “national rate” on deposits, which is defined as the average of rates paid by insured depositary institutions and branches for which data is available.  If we believe our local market rates are higher, we can seek approval to charge a higher rate based on the average of local rates, but such approval is not guaranteed.  In either case we are limited in our ability to aggressively seek deposits through the use of the interest rate we pay on deposits, which may limit our ability to obtain and retain deposits.  Further, if the new regulation requires us to pay a lower interest rate than competing institutions, we may be unable to retain some of our deposits, and these restrictions may also cause us to have difficulty obtaining new deposits as readily as we have in the past, all of which would also adversely affect our liquidity position.

Nonperforming assets take significant time to resolve and adversely affect our results of operations and financial condition.

At September 30, 2009, nonperforming loans (nonaccrual loans, loans past due 90 days or more and still accruing and troubled debt restructures) totaled $16.9 million, or 8.3% of our loan portfolio.  At September 30, 2009, our nonperforming assets (which include foreclosed real estate) were $21.1 million, or 7.1% of total assets.  We also had $2.2 million in accruing loans that were 30 to 89 days delinquent, or 1.1% of our loan portfolio, at September 30, 2009.

Our nonperforming assets adversely affect our net income in various ways.  Until economic and market conditions improve, we expect to continue to incur additional losses relating to an increase in nonperforming loans.  We do not record interest income on nonaccrual loans or other real estate owned, thereby adversely affecting our income, and increasing our loan administration costs.  When we take collateral in foreclosures and similar proceedings, we are required to mark the collateral to its then fair value less expected selling costs, which, when compared to the principal amount of the loan, may result in a loss.  These nonperforming loans and other real estate owned also increase our risk profile and the capital our regulators believe is appropriate in light of such risks.  There can be no assurance that we will be able to reduce our nonperforming assets in a timely manner, that we will not experience further increases in nonperforming loans in the future or that our nonperforming assets will not result in future losses.

Because we currently serve limited market areas, we could be more adversely affected by an economic downturn in our market areas than our larger competitors who are more geographically diverse.

Currently, our primary market areas are limited to the Baltimore metropolitan area, the Baltimore-Washington corridor and Maryland’s Eastern Shore.  Although the economic decline has not impacted the suburban Maryland and Washington D.C. suburbs as adversely as other areas of the United States, it has caused an increase in unemployment and business failures and a significant decline in property values in the metropolitan areas.  As a result, if any of these areas continues to suffer an economic downturn, our business and financial condition may be more severely affected than our larger bank competitors.  Our larger competitors serve a more geographically diverse market area, parts of which may not be affected by the same economic conditions that exist in our primary market areas.  Further, unexpected changes in the national and local economy may adversely affect our ability to attract deposits and to make loans. Such risks are beyond our control and may have a material adverse effect on our financial condition and results of operations and, in turn, the value of our securities.

Government regulation could restrict our growth or cause us to incur higher costs.

We operate in a highly regulated environment and are subject to examination, supervision and comprehensive regulation by several federal and state regulatory agencies.  Banking regulations, designed primarily for the safety of depositors, may limit our growth and the return to investors by restricting activities such as: the payment of dividends; mergers with, or acquisitions by, other institutions; investments; loans and interest rates; interest rates paid on deposits; and the creation of branch offices.  Laws and regulations could change at any time, and changes could adversely affect our business.  In addition, the cost of compliance with regulatory requirements could adversely affect our ability to operate profitably.

In addition, the financial sector has recently been the focus of legislative debate and government intervention, and we anticipate that additional laws and regulations may be enacted in response to the current financial crises that could have an impact on our operations.  Any changes in regulation and oversight, including in the form of changes to statutes, regulations or regulatory policies or changes in interpretation or implementation of statutes, regulations or policies, could affect the service and products we offer, increase our operating expenses, and otherwise adversely impact our financial performance and condition. In addition, the burden imposed by these federal and state regulations may place banks in general, and Bay National Bank specifically, at a competitive disadvantage compared to less regulated competitors.

Further, given our current financial condition, we are subject to increased regulatory scrutiny.  Among other things, we are subject to increased deposit insurance premiums, restrictions on employment termination payments and regulatory preapproval of new directors and senior management.  Our regulators have the ability to take further action against us that could, among other things, force us to raise capital, remove board members and management, pay civil money penalties or to take or cease taking certain actions all of which would negatively impact our ability to operate.  Depending on the severity of any regulatory actions, we may not be able to continue operations.  Depending on the severity of any future loan or other losses, our regulators could declare the Bank insolvent and in such event, all stockholder equity would be lost.

We depend heavily on one key employee, Mr. Hugh W. Mohler, and our business would suffer if something were to happen to Mr. Mohler.

Mr. Mohler is the President and Chief Executive Officer of Bay National Bank.  If he were to leave for any reason, our business would suffer because he has banking experience and relationships with clients and potential clients that would not be easy to replace.  In addition, because our business is relationship-driven, the loss of an employee who has primary contact with one or more of the Bank’s clients could cause the Bank to lose those clients’ business, possibly resulting in a decline in revenues.

If our allowance for credit losses is not sufficient to cover actual loan losses, our earnings could decrease.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of collateral for repayment.  In determining the amount of the allowance for credit losses, we review and evaluate, among other things, our loans and our loss and delinquency experience and current economic conditions.  If our assumptions are incorrect, our allowance for credit losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance.

We are particularly susceptible to this risk because we have experienced significant growth in our residential real estate loan portfolio over the past few years.  In general, loans do not begin to show signs of credit deterioration or default until they have been outstanding for some period of time, a process referred to as “seasoning.”  As a result, a portfolio of older loans will usually behave more predictably than a newer portfolio.  Because our residential real estate loan portfolio is not significantly seasoned and there has been a downturn in the residential real estate market, the current level of delinquencies and defaults may not be representative of the level that will prevail when the portfolio becomes more seasoned or if the condition of the residential real estate market does not improve.  If delinquencies and defaults continue to increase, we may be required to further increase our provision for credit losses.

Because the risk inherent in our loan and lease portfolio may change from time to time, including our actual loan losses and the volume of adversely rated credits in our portfolio, the amount of our allowance for loan and lease losses as a percentage of gross loans may fluctuate.  Greater than expected loan and lease losses or a change in the volume of adversely rated credits in our portfolio could result in an extraordinary provision expense to return the allowance to required levels, which, in turn, would decrease our net income.  In addition, bank regulators periodically review our allowance for credit losses and may require us to increase our provision for loan losses or recognize further loan charge-offs.  Any increase in our allowance for credit losses or loan charge-offs may have a material adverse effect on our results of operations and financial condition.  Systemic and pervasive loan and lease losses can cause insolvency and failure of a financial institution and, in such an event, our stockholders could lose their entire investment.

We may not be successful in implementing our strategic plan.

Our success in implementing our three-year strategic plan will depend on, among other things, our ability to obtain any necessary regulatory approvals, our access to capital, our ability to reduce expenses, our ability to generate high-quality loans, our ability to increase core deposits and our ability to improve liquidity.  We cannot guarantee that we will be able to do any of these things.  In addition, our success will depend in a large part, on market interest rates and the economy in our market area, both of which are beyond our control.  We may not be successful in implementing our strategic plan and, even if implemented, the plan may not be successful.

We may continue to incur losses.

We are a single bank holding company and our business is owning all of the outstanding stock of Bay National Bank.  As a result, our operating results and financial position depend on the operating results and financial position of the Bank.  Bay National Corporation incurred net losses of $5,064,643 and $4,375,270 for the year ended December 31, 2008 and the nine months ended September 30, 2009, respectively, and we expect to incur a net loss for the year ended December 31, 2009.  While we were profitable for the years ended December 31, 2007, 2006, 2005 and 2004, the downturn in the real estate market significantly impacted 2008 results and will impact 2009 results.  Although our three-year strategic plan sets forth a plan for achieving and maintaining profitability, we may not achieve profitability within the time frame anticipated by management, or ever.  Many factors could adversely affect our short and long term operating performance, including the failure to fully implement the plan, unfavorable economic conditions, increased competition, loss of key personnel and government regulation.

Bay National Bank’s lending strategy involves risks resulting from the choice of loan portfolio.

Our loan strategy emphasizes commercial business loans and commercial real estate loans.  At September 30, 2009, such loans accounted for approximately 66.8% of our loan portfolio.  Commercial business and commercial real estate loans may carry a higher degree of credit risk than do residential mortgage loans.  Such loans typically involve larger loan balances to a single borrower or related borrowers.

Commercial real estate loans can be affected by adverse conditions in local real estate markets and the economy, generally because commercial real estate borrowers’ ability to repay their loans depends on successful development of their properties as well as other factors affecting residential real estate borrowers. These loans also involve greater risk because they generally are not fully amortizing over the loan period, but have a balloon payment due at maturity.  A borrower’s ability to make a balloon payment typically will depend on being able to either refinance the loan or timely sell the underlying property.

A commercial business loan is typically based on the borrower’s ability to repay the loan from the cash flows of the businesses.  Such loans may involve risk because the availability of funds to repay each loan depends substantially on the success of the business itself.  In addition, the collateral securing the loans may depreciate over time, be difficult to appraise and liquidate, or fluctuate in value based on the success of the business.  Because commercial real estate, commercial business and construction loans are vulnerable to downturns in the business cycle, further economic weakness could cause more of those loans to become nonperforming.  The underwriting, review and monitoring performed by our officers and directors cannot eliminate all of the risks related to these loans.

While we are currently decreasing the number of land development and construction loans we originate based on current market conditions, such loans accounted for approximately 9.3% of our loan portfolio as of September 30, 2009.  Real estate construction, land acquisition and development loans are based upon estimates of costs and values associated with the complete project.  These estimates may be inaccurate, and we may be exposed to significant losses on loans for these projects.  Such loans involve additional risks because funds are advanced upon the security of the project, which is of uncertain value prior to its completion, and costs may exceed realizable values in declining real estate markets.  Because of the uncertainties inherent in estimating construction costs and the realizable market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio.  As a result, construction loans often involve the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project and the ability of the borrower to sell or lease the property, rather than the ability of the borrower or guarantor to repay principal and interest.  If our appraisal of the value of the completed project proves to be overstated or market values or rental rates decline, we may have inadequate security for the repayment of the loan upon completion of construction of the project.  If we are forced to foreclose on a project prior to or at completion due to a default, there can be no assurance that we will be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs.  In addition, we may be required to fund additional amounts to complete the project and may have to hold the property for an unspecified period of time while we attempt to dispose of it.

Bay National Bank’s lending limit may limit our growth.

The Bank is limited in the amount it can loan to a single borrower by the amount of its capital.  Specifically, under current law, Bay National Bank may lend up to 15% of its unimpaired capital and surplus to any one borrower.  The limit on the dollar amount we can lend, however, is significantly less than that of many of its competitors and may discourage potential borrowers who have credit needs in excess of Bay National Bank’s lending limit from conducting business with us.

We face substantial competition which could adversely affect our ability to attract depositors and borrowers.

We operate in a competitive market for financial services and faces intense competition from other institutions both in making loans and in attracting deposits.  Many of these institutions have been in business for numerous years, are significantly larger, have established customer bases, have greater financial resources and lending limits than us, and are able to offer certain services that we are not able to offer.  If we cannot attract deposits and make loans at a sufficient level, our operating results will suffer, as will our opportunities for growth.

Our ability to compete may suffer if we cannot take advantage of technology to provide banking services or if our customers fail to embrace that technology.

Our business strategy relies less on customers’ access to a large branch network and more on access to technology and personal relationships.  Further, the market for financial services is increasingly affected by advances in technology, including developments in telecommunications, data processing, computers, automation, Internet-based banking and tele-banking.  Our ability to compete successfully may depend on the extent to which we can take advantage of technological changes and the extent to which our customers embrace technology to complete their banking transactions.

Our profitability depends on interest rates and changes in monetary policy may impact us.

Our results of operations depend to a large extent on our “net interest income,” which is the difference between the interest expense incurred in connection with our interest-bearing liabilities, such as interest on deposit accounts, and the interest income received from our interest-earning assets, such as loans.  Interest rates are influenced by, among other things, expectations about future events, including the level of economic activity, federal monetary and fiscal policy and geo-political stability, and as a result, are not predictable or controllable.  In addition, competitive factors heavily influence the interest rates we can earn on our loan and investment portfolios and the interest rates we pay on our deposits.  Community banks, in part, are often at a competitive disadvantage in managing their cost of funds compared to the large regional, super-regional or national banks that have access to the national and international capital markets.  These factors influence our ability to maintain a stable interest margin.

The costs of being a public company are proportionately higher for small companies like us due to the requirements of the Sarbanes-Oxley Act.

The Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated by the SEC have increased the scope, complexity, and cost of corporate governance, reporting, and disclosure practices.  These regulations are applicable to our company.  We expect to experience increasing compliance costs, including costs related to internal controls, as a result of the Sarbanes-Oxley Act.  These obligatory costs are proportionately higher for a company of our size and will affect our profitability more than that of some of our larger competitors.

Risks Relating to the Offering Generally

We are not required to raise a minimum amount of proceeds in order to close the offering, which means that if you subscribe for Units in the offering, you may acquire securities in our company even though the proceeds raised may be insufficient to meet our objectives.

Completion of this offering is not subject to us raising a minimum offering amount, and your exercise of subscription rights in the rights offering or a subscription for shares in the reoffering pursuant to the acknowledgement of subscription is irrevocable.  Therefore, if you commit to purchase Units in the offering, but we do not sell the entire amount of Units being offered hereby, you may be investing in a company that does not have a capital plan that will be satisfactory to our regulators, which could have a material adverse effect on us.  Further, selling the entire amount of Units being offered does not guarantee that we will be able to implement our strategic plan or maintain a capital plan satisfactory to our regulators.  See –Risks Related to Our Business - If we cannot raise adequate capital we will be unable to continue operations.”

Furthermore, while we have retained Chapin Davis to assist us in connection with sales of Units in the offering, they will act as a sales agent on a “best efforts” basis only.  Because the offering is not underwritten on a firm basis, there can be no assurance that all, or even a substantial number, of the Units being offered hereby will be sold.

Investors in the offering may be unable to exercise their warrants.

For the life of the warrants, we will use our best efforts to maintain a current effective registration statement with the SEC relating to the shares of common stock issuable upon exercise of the warrants.  If we are unable to maintain a current registration statement the warrant holders would be unable to exercise the warrants and the warrants may become valueless.  Also, a warrant holder may relocate to a jurisdiction in which the shares of common stock underlying the warrants are not registered or qualified or a purchaser of the warrants in the open market may reside in a jurisdiction in which the shares of common stock underlying the warrants are not registered or qualified.  If we are unable or choose not to register or qualify or maintain the registration or qualification of the shares of common stock underlying the warrants for sale in all of the states in which the warrant holders reside, we would not permit such warrants to be exercised and warrant holders in those states may have no choice but to either sell their warrants or let them expire.

Neither the subscription price of the Units nor the exercise price of the warrants to purchase common stock is an indication of our present or future value.

Our board of directors, in consultation with Chapin Davis as sales agent and with other consultants, set all of the terms and conditions of the offering, including the subscription price of the Units and the exercise price of the warrants to purchase common stock.  Our objective in establishing the offering price and exercise price was to raise the targeted amount of proceeds and provide all of our stockholders with a reasonable opportunity to make an additional investment in us.  In establishing the terms of the offering, including the offering price and the exercise price of the warrants, our board of directors and the capital committee thereof considered various factors that it considered appropriate.  The offering price and warrant exercise price, however, do not necessarily bear any relationship to the book value of our assets or our past or expected future results of operations, cash flows or current financial condition, or any other established criteria for value.  You should not consider the offering price for the Units in the rights offering or reoffering or the exercise price of the warrants as an indication of our present or future value or the present or future value or market price of any of our securities.

You will not be able to sell your Units, or shares of common stock and warrants to purchase common stock that constitute the Units you purchase in the offering, until you receive your stock certificates and warrants or your account is credited with the common stock and warrants.

If you purchase Units in the offering, we will mail you stock certificates representing the common stock and the warrants comprising the Units as soon as practicable after the closing of the rights offering or reoffering, as applicable.  A share of common stock and a warrant to purchase one share of common stock combined will constitute a Unit and therefore separate certificates representing the Units will not be issued.  If your shares are held by a broker, dealer, custodian bank or other nominee and you purchase Units, your account with your nominee will be credited with the shares of our common stock and warrants that make up the Units you purchased in the offering as soon as practicable after the closing of the rights offering or reoffering, as applicable.  Until your stock certificates and warrants have been delivered or your account is credited, you may not be able to sell your Units, shares and warrants even if the Units, shares and warrants are listed on The NASDAQ Capital Market prior to such time.  The market price of the Units, common stock and the warrants may decline between the time you decide to sell your Units, shares or warrants and the time you are actually able to sell your Units, shares or warrants.

The sales agent is not underwriting the securities to be sold in the offering.

While we have retained Chapin Davis to assist us in connection with sales of Units in the offering, Chapin Davis will act as sales agent for us on a “best efforts” basis only.  Its services to us in this connection cannot be construed as any assurance that this offering will be successful.  Because the offering is not underwritten by a broker-dealer, there can be no assurance that all, or even a substantial number, of the Units being offered hereby will be sold.  We could be required to raise additional capital earlier than we would if we sold all of the Units offered hereby.  In addition, if we do not sell most or all of the Units offered hereby, we may need to take additional actions to meet the regulatory capital requirements set forth in the Consent Order.

We can decide to not accept all or a part of your subscription in the reoffering and you may not receive all the Units you subscribe for pursuant to your over-subscription right.  Until that decision or determination is made, you will not have use of your funds.

In the reoffering we will have broad and sole discretion in determining which subscriptions to accept, in whole or in part.  In deciding which subscriptions to accept, we may consider, among other things, the order in which subscriptions are received, a subscriber’s potential to do business with, or to direct business to, the Bank and legal or regulatory restrictions.  Similarly, you may not be able to purchase all of the Units you subscribe for pursuant to your over-subscription right, which is dependent on the number of Units we sell pursuant to the basic subscription rights and the total number of Units subscribed for pursuant to the over-subscription rights.  As a result, a subscriber cannot be assured of receiving any Units subscribed for pursuant to the subscriber's over-subscription right or in the reoffering, and may forego use of all or a portion of such subscriber’s funds pending allocation of available Units.

We will have broad discretion over the use of the net proceeds of the offering and may not allocate the proceeds in the most profitable manner.

Although this prospectus generally describes the use of the proceeds of the offering, we will have broad discretion in determining the specific timing and use of the offering proceeds.  Until utilized, we anticipate that we will invest the net offering proceeds in liquid assets.  We have not made a specific allocation for the use of the net proceeds.  Therefore, we will have broad discretion as to the timing and specific application of the net proceeds, and investors may not have the opportunity to evaluate the economic, financial and other relevant information that we will use in applying the net proceeds.  Although we intend to use the net proceeds to serve our best interests, our application may not ultimately reflect the most profitable application of the net proceeds.  See “Use of Proceeds.”

Because our securities are not guaranteed or insured by any governmental agency, you could lose your entire investment.

The Units offered in this offering and the shares of common stock and warrants to purchase common stock that comprise the Units are not savings accounts or deposits, are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, and involve investment risk, including the possible loss of your entire investment.

There is a limited trading market in our common stock and we do not expect an active market to develop for our Units, common stock or warrants, which will hinder your ability to sell, and may lower the market price of, the Units, stock and warrants.

Although our common stock is listed on The NASDAQ Capital Market, our common stock is traded only sporadically, and it is not likely that an active and liquid trading market in shares of our common stock will develop in the foreseeable future.  While we expect the Units and the warrants to be listed on The NASDAQ Capital Market, we do not expect an active trading market to develop for the Units or warrants.  Persons purchasing Units in the offering may not be able to sell their Units or the shares of common stock and warrants comprising the Units when they desire if a liquid trading market does not develop or sell them at a price equal to or above the applicable offering price even if a liquid trading market does develop.  This limited trading market for our securities also may reduce the market value of our Units, common stock and warrants.  In addition, if we are not able to continue the effectiveness of the registration statement, of which this prospectus is a part, covering the warrants and shares common stock issuable upon exercise of the warrants, the market value of the warrants may decrease.

Before purchasing you should consider the limited trading market for our securities and be financially prepared and able to hold your shares for an indefinite period.

Risks Related to the Rights Offering

If you do not exercise your subscription rights in the rights offering, you may suffer dilution of your percentage ownership of our common shares.

To the extent that you do not exercise your basic subscription rights to subscribe for the Units, your proportionate ownership in us will be reduced to the extent that any Units are sold in the offering, as such Units contain shares of our common stock and warrants to purchase our common stock.  Additionally, if the warrants are exercised for shares of common stock, you will be diluted further.  The offering will result in our issuance of up to 25,000,000 Units (28,000,000 if we sell all 3,000,000 Units pursuant to the over-allotment option), which will result in our issuance of 25,000,000 (28,000,000) shares of common stock and warrants exercisable for an additional 25,000,000 (28,000,000) shares of common stock.

If you do not exercise your subscription rights prior to 5:00 p.m. Eastern Time, on the expiration date of the rights offering, your subscription rights will expire and you will have no further subscription rights.

We may cancel the rights offering at any time without further obligation to you.

We may, in our sole discretion, cancel the rights offering before it expires.  If we cancel the rights offering, neither we nor the subscription agent will have any obligation to you with respect to the rights except to return any payment received by the subscription agent, without interest, deduction, penalty or expense, as soon as practicable.

The subscription rights are not transferable and there is no market for the subscription rights.

You may not sell, give away or otherwise transfer your subscription rights.  The subscription rights are only transferable by operation of law.  Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights.  You must exercise the subscription rights and acquire Units to realize any potential value from your subscription rights.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights may be rejected.

Holders of our common stock who desire to purchase Units in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m. Eastern Time, on ___________, 2010, the scheduled expiration date of the rights offering.  If you are a beneficial (but not record) owner of our common stock and you wish to exercise your subscription rights, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank or other nominee in sufficient time to deliver such forms and payments to the subscription agent to exercise the subscription rights associated with the shares of common stock that you beneficially own prior to 5:00 p.m. Eastern Time, on ___________, 2010, the scheduled expiration date of this rights offering.  With respect to exercises of the subscription rights, we shall not be responsible if your broker, dealer, custodian or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m. Eastern Time, on ___________, 2010, the scheduled expiration date of the rights offering.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received.  Neither we nor the subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment.  We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

We cannot guarantee that you will receive the entire amount of Units for which you subscribe under your basic subscription rights.

Basic subscription rights may be oversubscribed and will be allocated pro rata among rights holders.  We cannot guarantee that you will receive the entire amount of Units for which you subscribe.  If the pro rated amount of Units allocated to you in connection with your basic subscription right is less than your basic subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you promptly without interest or deduction and we will have no further obligations to you.

We cannot guarantee that you will receive any or the entire amount of Units for which you over-subscribed.

Holders who fully exercise their basic subscription rights will be entitled to subscribe for an additional number of Units.  Over-subscription rights will be allocated pro rata among rights holders who over-subscribed, based on the number of over-subscription Units to which they subscribed.  We cannot guarantee that you will receive any or the entire amount of Units for which you over-subscribed.  If the pro rated amount of Units allocated to you in connection with your over-subscription right is less than your over-subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you promptly without interest or deduction and we will have no further obligations to you.

Risks Related to an Investment in our Securities

The price of our securities may fluctuate significantly, which may make it difficult for you to resell your shares of common stock and warrants at times or at prices you find favorable.

Our stock price has been volatile in the past, and several factors could cause the price or our securities to fluctuate substantially in the future.  These factors include:

•  price and volume fluctuations in the overall stock market from time to time, including increased volatility due to the worldwide credit and financial markets crisis;

•  significant volatility in the market price and trading volume of our securities, including increased volatility due to the worldwide credit and financial markets crisis;

•  actual or anticipated changes or fluctuations in our operating results;

•  material announcements by us regarding our business performance, financings, or other transactions;

•  actions by government regulators;

•  general economic conditions and trends;

•  operating and stock performance of other companies deemed to be peers;

•  competitive factors; or

•  departures of key personnel.

Our stock price may fluctuate significantly in the future, and these fluctuations may be unrelated to our performance.  General market price declines or market volatility in the future could adversely affect the price of our common stock, and the current market price of our common stock may not be indicative of future market prices.

In addition, over the past year, the stock market in general has experienced extreme price and volume fluctuations.  This volatility has had a significant effect on the market price of securities issued by many companies and particularly those in the financial services and banking sector, including for reasons unrelated to their operating performance.  These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results.

Sales of substantial amounts of our common stock in the public market could depress the market price of our common stock.

Our common stock is listed on The NASDAQ Capital Market, and we anticipate that the Units and warrants will also be listed on The NASDAQ Capital Market, although there can be no guarantee that this will happen.  If our stockholders sell substantial amounts of our common stock in the public market, including the shares being registered under the registration statement of which this prospectus is a part including shares issuable upon exercise of the warrants, or the market perceives that such sales may occur, the market price of our common stock could fall and we may be unable to sell our common stock in the future.

We do not intend to pay cash dividends in the foreseeable future.

We expect that we will retain all earnings, if any, for operating capital, and we do not expect to pay any dividends in the foreseeable future.  In addition, the payment of cash dividends may be made only if we are in compliance with certain applicable regulatory requirements governing the payment of cash dividends.  Our ability to declare and pay cash dividends is dependent upon, among other things, restrictions imposed by the reserve and capital requirements of federal law and regulations, our income and financial condition, tax considerations and general business conditions.  In addition, pursuant to the Reserve Bank Agreement we may not pay dividends to our security holders without prior written approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation (the “Director”) of the Board of Governors of the Federal Reserve System, and Bay National Corporation may not take dividends or any other form of capital from the Bank without prior written approval of the Reserve Bank and the Director.  Further, as required by the Consent Order, the Bank has adopted a dividend policy pursuant to which it may not declare dividends without OCC approval.  Even if we have earnings in an amount sufficient to pay cash dividends, the board of directors may decide to retain earnings for the purpose of financing growth.  No assurance can be given that cash dividends on our common stock will ever be paid.  You should not purchase Units in the offering if you need or desire dividend income from this investment.

We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of stockholders’ interests in Bay National Corporation.

 If the proposed amendment to our articles of incorporation is approved by our stockholders, our articles of incorporation will authorize an aggregate of 96,000,000 shares of capital stock, consisting of 95,000,000 shares of common stock and 1,000,000 shares of preferred stock.  As of the date of this prospectus, _________ shares of common stock are outstanding, ______ shares of common stock are reserved for issuance pursuant to our stock incentive plans (______ of which are subject to outstanding awards under such plans), and 25,000,000 Units consisting of an aggregate of 25,000,000 shares of common stock and warrants to purchase an aggregate of 25,000,000 shares of common stock are offered hereby (or, in each case 28,000,000 if we sell all 3,000,000 Units pursuant to the over-allotment option).  No shares of preferred stock are outstanding as of the date of this prospectus.

Our board of directors is authorized to issue additional shares of common stock and preferred stock, at such times and for such consideration as it may determine, without stockholder action.  The existence of authorized shares of common stock and preferred stock could have the effect of rendering more difficult or discouraging hostile takeover attempts, or of facilitating a negotiated acquisition and could affect the market for and price of our common stock.  Because our common stockholders do not have preemptive rights to purchase shares of our capital stock (that is, the right to purchase a stockholder’s pro rata share of any securities we issue), any future offering of capital stock could have a dilutive effect on holders of our common stock.

USE OF PROCEEDS

The following table reflects the anticipated allocation of the net proceeds of the offering assuming that (i) half the Units being offered hereby are sold in the offering, (ii) all of the Units being offered hereby are sold in the offering and (iii) the sales agent exercises its over-allotment option and all Units offered hereby and covered by the over-allotment option are sold in the offering, and after deducting our estimated expenses, the sales agent’s commission and payment to the sales agent of $_______ for reimbursement of its expenses incurred in the offering.  Offering expenses may include printing costs, legal, accounting and consulting fees, reimbursement of reasonable expenses of directors and officers who are making offers and sales on our behalf, filing fees and other miscellaneous costs.

	Sale of 12,500,000 Units in the Offering	Sale of 25,000,000 Units in the Offering	Sale of 28,000,000 Units in the Offering
	$	$	$
Gross offering proceeds
Sales agent commissions
Estimated expenses of the offering
Reimbursement of sales agent’s expenses (maximum)	(_______)	(_______)	(_______)

Net proceeds from the offering

We anticipate that up to 6% of the net proceeds will be retained by Bay National Corporation and that the rest will be invested in the Bank.  We intend to use the proceeds of the offering to regain and maintain our status as a “well-capitalized” financial institution and meet other applicable capital regulatory requirements, support our lending and investment activities and to expand our client relationships through the ability to make additional loans and a larger legal lending limit.  We may also use a portion of the proceeds for working capital and other general corporate purposes.

We have not made a specific allocation for the use of any net proceeds that may be available to us.  Until utilized, we anticipate that we will invest any such net proceeds in liquid assets.  See “Risk Factors – We will have broad discretion over the use of the net proceeds of the offering and may not allocate the proceeds in the most profitable manner.”

THE RIGHTS OFFERING

The Subscription Rights

We are distributing to the record holders of our common stock, at no charge, one non-transferable subscription right for each share of common stock owned on the record date, which will be December 15, 2009.   The subscription rights will be evidenced by subscription rights certificates.  Every subscription right will entitle the holder thereof to purchase Units pursuant to the basic subscription right and the over-subscription right.  Each Unit consists of one share of our common stock, and a warrant to purchase one share of our common stock at an exercise price of $____ per share, as described in “Description of the Warrants.”

If you hold your shares through a broker, custodian bank or other nominee, please see the information included below the heading “ Method of Exercising Subscription Rights - Subscription by Beneficial Owners.”

We are not requiring an overall minimum subscription to complete the rights offering.

We will deliver certificates representing the shares of common stock and the warrants comprising the Units you purchase pursuant to the exercise of your subscription rights or credit your account at your record holder with such shares and warrants as soon as practicable after the rights offering has expired.

Basic Subscription Right

With your basic subscription right, you may purchase ten Units, subject to delivery of the required documents and payment of the subscription price of $___ per Unit, before the rights offering expires.  You may exercise all or a portion of your subscription rights, or you may choose not to exercise any of your subscription rights.  If you do not exercise your basic subscription rights in full, you will not be entitled to purchase any Units pursuant to your over-subscription right.

Over-Subscription Right

In the event that you purchase all of the Units available to you pursuant to your basic subscription rights, you may also choose to purchase a portion of any Units that are not purchased by other rights holders through the exercise of their basic subscription rights.  If sufficient Units are available, we will seek to honor the over-subscription requests in full.  If over-subscription requests exceed the number of Units available, we will allocate the available Units among subscribers who over-subscribed by multiplying the number of Units requested by each rights holder through the exercise of their over-subscription rights by a fraction which equals (x) the number of Units available to be issued through over-subscription rights divided by (y) the total number of Units requested by all subscribers through the exercise of their over-subscription rights.

If you wish to exercise your over-subscription rights, you should indicate the number of additional Units that you would like to purchase in the space provided on your subscription rights certificate.  In order to properly exercise your over-subscription rights, you must deliver the subscription payment related to your over-subscription rights at the time you deliver payment related to your basic subscription rights.  Because we will not know the actual number of unsubscribed Units prior to the expiration of the rights offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription rights, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units that may be available to you.  For that calculation, you must assume that no subscriber will subscribe for any Units pursuant to their basic subscription rights.

We can provide no assurances that you will be able to purchase the number of Units issuable upon the exercise of your over-subscription rights in full.  We may not be able to satisfy any orders for Units pursuant to the over-subscription rights if all of the basic subscription rights are exercised in full.  We can only honor an over-subscription right to the extent sufficient Units are available following the exercise of subscription rights under the basic subscription rights.

To the extent the aggregate subscription price of the actual number of unsubscribed Units available to you pursuant to the over-subscription right is less than the amount you paid in connection with the exercise of the over-subscription right, you will be allocated only the number of unsubscribed Units actually available to you, and any excess subscription payments will be returned to you, without interest, deduction, penalty or expense, as soon as practicable.

To the extent the amount you paid in connection with the exercise of the over-subscription rights is less than the aggregate subscription price of the actual number of unsubscribed Units available to you pursuant to the over-subscription right, you will be allocated the number of unsubscribed Units for which you actually paid in connection with the over-subscription rights.

Fractional Units resulting from the exercise of the over-subscription rights will be eliminated by rounding down to the nearest whole Unit, with the total subscription payment being adjusted accordingly.

Special Stockholder Meeting

We will need to amend our articles of incorporation to increase the number of authorized shares of our common stock.  We intend to call a special meeting of our stockholders on ________ __, 2010, for the purpose amending the articles of incorporation as described.

Pro Rata Allocation If Insufficient Units are Available for Issuance

If we receive a sufficient number of subscriptions pursuant to the basic subscription rights, the aggregate amount of the exercises could exceed the maximum number of Units offered hereby.  In that case, we would expect the underwriter to exercise its over-allotment option so that there will be a sufficient number of Units available to satisfy all subscriptions.  If the underwriter does not so exercise its over-allotment option, however, then in each case we would reduce on a pro rata basis, the number of subscriptions we accept pursuant to the basic subscription rights so that we will not become obligated to issue, upon exercise of the subscriptions, a greater number of Units than we have authorized for sale pursuant to this prospectus.  In such a case, no Units will be available to be sold pursuant to the over-subscription right.

As discussed above, if over-subscription requests exceed the number of Units available, we will allocate the available Units pro rata based on the number of Units each subscriber requested pursuant to such subscriber’s over-subscription rights in proportion to the total number of Units that all oversubscribing purchasers requested through the exercise of their over-subscription rights.

Expiration of the Rights Offering and Extensions, Amendment, Termination and Cancellation

Expiration and Extensions.  You may exercise your subscription rights at any time prior to 5:00 p.m. Eastern Time, on ____________, 2010, the scheduled expiration date for this rights offering, unless extended by our board in its sole discretion.

We may extend the period for exercising the subscription rights in our sole discretion, although we do not presently intend to do so.  We will extend the duration of this rights offering as required by applicable law, and may choose to extend it if we decide to give stockholders more time to exercise their subscription rights in this rights offering.  We may extend the rights offering by giving oral or written notice to the subscription agent before the rights offering expires, but in no event will we extend the rights offering beyond _____________, 2010.  If we elect to extend the previously scheduled expiration date of this rights offering, we will issue a press release announcing such extension no later than 9:00 a.m. Eastern Time, on the business day following the previously scheduled expiration date.

Your subscription rights certificate, together with full payment of the subscription price, must be received by the subscription agent on or prior to the expiration date of this rights offering.  If you use mail, we recommend that you use insured, registered mail, return receipt requested.

If you do not exercise your subscription rights prior to 5:00 p.m. Eastern Time, on ______________, 2010, the scheduled expiration date of this rights offering, or such later date as to which we extend the rights offering, your unexercised subscription rights will be null and void and will have no value.

We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after this rights offering expires, regardless of when you transmitted the documents.

Amendments.  We reserve the right, in our sole discretion, to amend or modify the terms of this rights offering.  In the event of a material change in the rights offering, we will extend the duration of the rights offering if necessary to ensure that at least five business days remain in this rights offering following notice of the material change.

Termination or Cancellation.  We may end the rights offering earlier than the scheduled expiration date or cancel the rights offering at any time prior to the scheduled expiration date in our sole discretion.  If we elect to terminate early or to cancel the rights offering, we will issue a press release announcing such termination or cancellation as promptly as possible.

If we cancel the rights offering, all affected subscription rights will expire without value, and all subscription payments received by the subscription agent will be returned, without interest, deduction, penalty or expense (except that interest will be paid to the extent that law, regulation or administrative policy of a subscriber’s state of residence specifically requires), as soon as practicable.

Limitation on the Purchase of Units

As a bank holding company, the Federal Reserve has the authority to prevent individuals and entities from acquiring control of us.  Under Federal Reserve rules and regulations, if you, directly or indirectly, or through one or more subsidiaries, or acting in concert with one or more persons or entities, will own more than 25% of our common stock after giving effect to the offering, then you will be conclusively deemed to control us.  If, after giving effect to the rights offering, you, directly or indirectly, or through one or more subsidiaries, or acting in concert with one or more persons or entities, will hold 10% or more of our common stock, you will be presumed to control us.  This presumption of control is, however, rebuttable.  The Federal Reserve requires an application, notice or agreement to rebut the presumption of control be filed prior to obtaining control.

We will not knowingly issue Units in the offering to any person who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own or control our common stock if, as of _____________, 2010, the scheduled expiration date of the rights offering, such clearance or approval has not been obtained or any applicable waiting period has not expired.  If we elect not to issue Units in such a case, the unissued Units will become available to satisfy over-subscriptions by other stockholders and will thereafter be available to purchasers in the reoffering.

Reasons for the Offering and the Structure of the Offering

We are conducting the offering to raise equity capital to regain and maintain our status as a “well-capitalized” financial institution and meet other applicable capital regulatory requirements, support lending and investment activities, and for working capital and other general corporate purposes.  See “Use of Proceeds.”  Our capital position has been negatively impacted by increases in our provision for loan losses resulting from difficulties in our portfolio of investor-owned residential real estate loans, deteriorating economic conditions and industry-wide problems in residential real estate lending that, in turn, have caused the deterioration in the overall credit quality of our loan portfolio.  We presently are unable to grow our assets and liabilities significantly in furtherance of our long-term strategy without additional capital.  In addition, during 2008 the Bank lost its status as a “well-capitalized” financial institution under the prompt corrective action regulations adopted by the OCC.

In addition, as previously disclosed, on February 6, 2009, pursuant to a Stipulation and Consent to the Issuance of a Consent Order, the Bank consented to the issuance of a Consent Order by the OCC, the Bank’s primary banking regulator.  As part of our compliance with the Consent Order, we have developed a three-year strategic plan that maps out the strategy for the Bank to restore its higher capitalization, strong earnings and good asset quality as well as to eliminate the concerns raised by the OCC in the Consent Order.  The strategic plan requires that we raise our capital levels above the minimum capital needed to meet regulatory requirements, including by raising funds from new stockholders.  Therefore, we are conducting this offering to help us achieve this and other goals under the strategic plan.

We believe that the proceeds from the offering, assuming we sell approximately $15 million worth of the Units offered hereby, will allow us to maintain our capital ratios above “well-capitalized” levels under bank regulations and meet other applicable capital regulatory requirements, to respond to any regulatory action requirements related to the OCC Consent Order and the Reserve Bank Agreement, and to position Bay National to return to profitability and respond to future business and financing needs and opportunities in the communities we serve.

Our board of directors has chosen to structure the offering as a rights offering followed by a reoffering to the public in order to allow existing stockholders to acquire shares of our common stock and warrants to purchase common stock through their purchase of Units based on their pro rata ownership percentage and provide such stockholders the opportunity to limit their ownership dilution from the sale of our equity securities to the public.

Directors’ and Executive Officers’ Participation

We believe that our directors and executive officers will participate in the rights offering at various levels.  Any purchases of Units by our officers and directors will be made for investment purposes and not with a view to resale.

Although directors and executive officers will be investing their own money in the rights offering, our board of directors is making no recommendation regarding your exercise of the subscription rights.  You are urged to make your decision based on your own assessment of our common stock, our business and the rights offering.  Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

Effect of Offering on Existing Stockholders

The ownership interests and voting interests of the existing stockholders who do not exercise their subscription rights will be diluted.  See “Questions and Answers Related to the Rights Offering.”

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified.  You may exercise your subscription rights as follows:

Subscription by Registered Holders

If you hold a Bay National stock certificate, the number of Units you may purchase pursuant to your subscription rights will be indicated on your subscription rights certificate.  You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full payment, to the subscription agent at the address given below under “—Delivery of Subscription Materials and Payment,” to be received before 5:00 p.m., Eastern Time, on ______________, 2010, the scheduled expiration date of the rights offering, unless the offering is extended by our board in its sole discretion.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock whose shares are registered in the name of a broker, dealer, custodian bank or other nominee and you wish to exercise your rights, your broker, custodian bank or other nominee will exercise the subscription rights on your behalf in accordance with your instructions.  Your nominee must actually receive your instructions to exercise your rights and all requisite documents and payments in sufficient time to enable such entities to exercise the subscription rights associated with the shares of common stock that you beneficially own prior to ____________, 2010, the scheduled expiration date of the rights offering, unless extended.  Your nominee may establish a deadline that may be before the scheduled expiration date that we have established for the rights offering.

Your subscription rights will not be considered exercised unless the subscription agent actually receives from you, your broker, dealer, custodian bank or nominee, as the case may be, all of the required documents and your full subscription price payment prior to 5:00 p.m. Eastern Time, ____________, 2010, the scheduled expiration date of the rights offering, unless the offering is extended by our board.

If we reject all, or accept less than all, of any subscription, we will promptly refund the subscription amount (or the portion rejected) without interest.

Payment Method

Payments must be made in full in U.S. currency by:

•  bank check or bank draft payable to “Bay National Corporation”, drawn upon a United States bank;

•  postal, telegraphic or express money order payable to “Bay National Corporation”; or

•  wire transfer of immediately available funds to the account maintained by the subscription agent at the Bank, ABA No. ______________, Beneficiary
    Name: _____________, Beneficiary Account No. ________________.

Payment received after the expiration of the rights offering will not be honored, and the subscription agent will return your payment to you, without interest, as soon as practicable.  The subscription agent will be deemed to receive payment upon:

•  clearance of any uncertified check deposited by the subscription agent;

•  receipt by the subscription agent of any certified check or bank draft, drawn upon a U.S. bank; or

•  receipt of collected funds in the subscription agent’s account.

If you elect to exercise your subscription rights, you should consider using a certified or cashier’s check, money order or wire transfer of funds to ensure that the subscription agent receives your funds before the rights offering expires.  If you send an uncertified check, payment will not be deemed to have been received by the subscription agent until the check has cleared.  If you send a certified check or bank draft, drawn upon a U.S. bank, or wire or transfer funds directly to the subscription agent’s account, payment will be deemed to have been received by the subscription agent immediately upon receipt of such instrument or wire transfer.

Any personal check used to pay for Units in the offering must clear the appropriate financial institutions before 5:00 p.m., Eastern Time, on _______________, 2010, the scheduled expiration date of the rights offering, or such later expiration date as designated by our board of directors if it extends the rights offering in its sole discretion.  The clearinghouse may require five or more business days.  Accordingly, if you wish to pay the subscription price by means of an uncertified personal check you should make payment sufficiently in advance of the expiration of the rights offering to ensure that the payment is received and clears by that date.

You should read the instructions accompanying the subscription rights carefully and strictly follow them.  DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US.  We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount.  The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or us.

Delivery of Subscription Materials and Payment

The subscription agent for this offering is _______________.  The address to which rights certificates and payments, other than wire transfers, should be mailed or delivered is provided below.  Do not send or deliver these materials to Bay National.

By First Class Mail, Hand or Overnight Courier:

_______________________

If you deliver subscription documents or rights certificates in a manner different than that described in this prospectus, we may not honor the exercise of your subscription rights.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights.  If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment before the rights offering expires.

If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact our subscription agent at ___________.

Any questions or requests regarding Bay National, the Bank or the rights offering may be directed to David E. Borowy, our Senior Vice President & Chief Financial Officer, at (410) 494-2580, Monday through Friday (except bank holidays), between 9:00 a.m. and 5:00 p.m., Eastern Time.

Calculation of Subscription Rights Exercised

If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the aggregate subscription price for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you tendered to the subscription agent.  If your aggregate subscription price payment is greater than the amount you owe for your subscription, we or the subscription agent will return the excess amount to you by mail, without interest, deduction, penalty or expense (except that interest will be paid to the extent that law, regulation or administrative policy of a subscriber’s state of residence specifically), as soon as practicable after the expiration date of the rights offering.

Exercising a Portion of Your Subscription Rights

You may subscribe for fewer than all of the Units represented by your subscription rights certificate.  There is no minimum number of Units you must purchase upon the exercise of your subscription rights, but you may not purchase fractional Units.  All subscription rights must be exercised prior to the expiration date of the rights offering, or else your subscription rights will be null and void.

Your Funds will be Held by the Subscription Agent Until the Units are Issued

The subscription agent will hold your payment of the subscription price in a segregated account with other payments received from other subscription rights holders until we issue the Units to you upon consummation of the rights offering.

Signature Guarantee May be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, namely a member firm of a registered national securities exchange or a member of the financial industry regulatory authority, inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•  Your subscription rights certificate provides that Units are to be delivered to you as record holder of those subscription rights; or

•  You are an eligible institution.

Fees and Expenses

We will pay all expenses of the offering and all commissions due to Chapin Davis and reimbursement of their fees of up to $_________, as well as any fees charged by the subscription agent, which we estimate will total $___________.

You are responsible for paying any other commissions, fees, taxes or other expenses that you may incur in connection with the exercise of your subscription rights.

Notice to Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights.  You should obtain instructions from the beneficial owners of our common stock, as set forth in the instructions we have or will provide to you for your distribution to beneficial owners.  If a beneficial holder of our common stock so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper subscription payment by the expiration date.  If you hold our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock as of 5:00 p.m. Eastern Time, on ____________, 2010, the record date.  You may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials.  If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock and will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your nominee to notify you of the rights offering.  If you wish to exercise your subscription rights, you will need to have your nominee act for you, as described above.  To indicate your decision with respect to your subscription rights, you should follow the instructions of your nominee.  If you wish instead to obtain a separate rights certificate, you should contact your nominee as soon as possible and request that a rights certificate be issued to you.  You should contact your nominee if you do not receive notice of the rights offering, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the 5:00 p.m., Eastern Time, ____________, 2010 expiration date.

Non-Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone.  The subscription rights will not be listed for trading on The NASDAQ Capital Market or any other stock exchange or market.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering.  Our determination will be final and binding.  Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions.  We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful.  You must resolve any irregularities in connection with your subscription before the rights offering expires, unless we waive them in our sole discretion.  Neither we nor the subscription agent is under any duty to notify you or your representative of defects in your subscriptions.  A subscription will be considered accepted, subject to our right to cancel the rights offering, only when the subscription agent receives a properly completed and duly executed rights certificate and any other required documents and the full subscription payment.  Our interpretations of the terms and conditions of the rights offering will be final and binding.

Escrow Arrangements; Return of Funds

The subscription agent will hold funds received in payment for Units in the rights offering in a segregated account at the Bank pending completion of the rights offering.  The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn and cancelled.  If the rights offering is cancelled for any reason, all subscription payments received by the subscription agent will be returned, without interest, deduction, penalty or expense (except that interest will be paid to the extent that law, regulation or administrative policy of a subscriber’s state of residence specifically requires), as soon as practicable.

Stockholder Rights

You will have no rights as a holder of the shares of our common stock that are included in the Units you purchase in the rights offering until certificates representing the shares of our common stock are issued to you, or your account at your nominee is credited with such shares.

No Revocation or Change

Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid.  All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable.  You should not exercise your subscription rights unless you are certain that you wish to purchase Units at the subscription price.

Foreign Stockholders

We will not mail this prospectus or rights certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address.  The subscription agent will hold these rights certificates for their account.  To exercise subscription rights, our foreign stockholders must notify the subscription agent prior to 11:00 a.m., Eastern Time, at least three business days prior to the expiration of the rights offering and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder.

U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of these subscription rights to purchase the Units for the reasons described below in “Certain U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our board of directors is not making a recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on money invested.  The market price for our common stock may decline to a price that is less than the subscription price for the Units and, if you purchase Units at the subscription price, you may not be able to sell the underlying shares of common stock in the future at the same price or a higher price.  You should make your decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this rights offering.  Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

Shares of Our Common Stock Outstanding After the Rights Offering

As of ______________, 2009, ____________ shares of our common stock were issued and outstanding.  Assuming no other transactions by us involving our common stock, no options or warrants for our common stock are exercised prior to the closing of the offering, if the offering is fully subscribed for through the exercise of subscription rights or purchase of Units in the reoffering, then an additional 25,000,000 shares of our common stock will be issued and outstanding after the closing of the offering, for a total of ______________ shares of common stock outstanding, assuming the sales agent does not exercise its over-allotment option.  If we sell all 3,000,000 Units pursuant to the over-allotment option, then an additional 28,000,000 shares of common stock will be issued and outstanding after the closing of the offering, for a total of ______________ shares of common stock outstanding, again assuming no exercises of stock options or warrants.  In addition, if all of the warrants included in the Units were exercised, then assuming no additional option or warrant exercises and no additional issuances of our common stock, a total of __________ shares of common stock would be outstanding assuming the sales agent does not exercise its over-allotment option, or a total of ___________ shares if we sell all 3,000,000 Units pursuant to the over-allotment option.

Other Matters

We are not making this offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any Units from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights.  We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions.  We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in the rights offering.

THE REOFFERING OF REMAINING UNITS

Acceptance of Preliminary, Nonbinding Subscriptions During Pendency of the Rights Offering

We will permit persons and entities who are not stockholders eligible to participate in the rights offering to submit nonbinding preliminary subscriptions to purchase Units, if any, that remain available for purchase following the expiration date of the rights offering.  Prospective purchasers should complete, date and sign the preliminary subscription agreement that accompanies this prospectus and return it to the subscription agent as indicated above.

Preliminary subscriptions are NOT binding on subscribers.  DO NOT send payment for Units with your preliminary subscription.  Upon completion of the rights offering, we will furnish to all persons who previously submitted preliminary subscriptions a prospectus supplement that sets forth the results of the rights offering and the amount of unsubscribed Units, accompanied by an acknowledgement of subscription.  A copy of the acknowledgement of subscription accompanies this prospectus.  Upon receipt of the prospectus supplement, each subscriber will be asked to do the following:

•	Complete, sign and date the acknowledgement of subscription;

•
Make a check or money order payable to “Bay National Corporation” in an amount equal to the subscription price of $____ per Unit multiplied by the number of Units subscribed for, or pay such amount by wire transfer; and

•	Return the completed acknowledgement of subscription and check to the subscription agent.

UPON RECEIPT BY THE SUBSCRIPTION AGENT OF THE ACKNOWLEDGEMENT OF SUBSCRIPTION, THE PRELIMINARY SUBSCRIPTION AGREEMENT WILL BECOME BINDING ON AND IRREVOCABLE BY THE SUBSCRIBER UNTIL THE EXPIRATION DATE OF THE REOFFERING.

We may also accept subscriptions from persons who did not submit a preliminary subscription.

Discretion to Accept Subscriptions

We have the right, in our sole discretion, to accept or reject any subscription in whole or in part on or before the expiration of the reoffering.  We generally will accept subscriptions in the order in which they are received.  As a result, you may not receive any or all of the Units for which you subscribe.  We will notify subscribers as soon as practicable following the expiration of the reoffering as to whether and to what extent their subscriptions have been accepted.  If we do not accept all or a portion of a subscription, we will return to the subscriber the unaccepted portion of the subscription funds, without interest, deduction, penalty or expense, except that interest will be paid to the extent that law, regulation or administrative policy of a subscriber’s state of residence specifically requires.

We will not accept subscriptions from potential investors whose purchase of Units would violate the regulatory provisions with respect to ownership of the stock of bank holding companies. See “The Rights Offering – Limitation on the Purchase of Units.”

Expiration of the Reoffering, Extension, Termination and Cancellation

The reoffering will expire at the earlier of 5:00 p.m. Eastern Time, 30 trading days after expiration of the rights offering or the date on which we have accepted subscriptions for all Units remaining for purchase as reflected in the prospectus supplement.  Although we do not intend to do so, we may at our option extend the reoffering for a period of an additional 60 trading days.

We may at our option end the reoffering prior to the scheduled expiration date, including if we sell all of the Units prior to the scheduled expiration date.  We may cancel the reoffer of remaining Units at any time for any reason, including following the expiration date of the rights offering.  If we cancel the public reoffering of any remaining Units, we will return all subscription payments, without interest, deduction, penalty or expense (except that interest will be paid to the extent that law, regulation or administrative policy of a subscriber’s state of residence specifically requires), as soon as practicable.

Escrow Arrangements; Return of Funds

We will hold funds received with an acknowledgement of subscription in a segregated account at the Bank.  We will hold these funds in escrow until such time as we accept the subscription or until the reoffering is cancelled.  If the reoffering of remaining Units is cancelled, we will return the subscription payments, without interest, deduction, penalty or expense (except that interest will be paid to the extent that law, regulation or administrative policy of a subscriber’s state of residence specifically requires), as soon as practicable.

No Revocation or Change

Once you submit the acknowledgement of subscription and your payment, you will not be allowed to revoke your subscription or request a refund of monies paid.  All acknowledgements of subscriptions are irrevocable, even if you learn information about us that you consider to be unfavorable.  You should not submit an acknowledgement of subscription unless you are certain that you wish to purchase Units at the subscription price.

Delivery of Units

We will deliver to you the Units that you purchased in the reoffering as soon as practicable after the expiration or termination of the reoffering.

Access to Additional Information

Potential purchasers in the reoffering may, upon their execution of a non-disclosure agreement, gain access to certain nonpublic information about Bay National that is not otherwise available and participate in discussions with our management with respect to an investment in the Company via the reoffering.

DETERMINATION OF OFFERING PRICE

Our board of directors determined a subscription price range for the offering, and designated the capital committee of our board of directors, four of whom are independent directors, to determine the final offering price.  In determining the subscription price in the offering and the equivalent warrant exercise price, the board and the capital committee considered primarily the results of a recent loan review, advice from Chapin Davis as sales agent and other consultants, recent trading prices of our common stock as well as our prospects for future earnings, the prospects of the banking industry in which we compete, the need to offer the Units at a price that would be attractive to investors relative to the current trading price of our common stock, our board of directors’ belief as to the likely demand for the Units, our financial performance to date and other factors the board and capital committee considered appropriate.

   While we retained                       to render an opinion to our board of directors as to the fairness, from a financial point of view, of the offering to our existing stockholders taken as a whole, we did not seek or obtain an opinion of a financial advisor in establishing the subscription price of the Units or exercise price of the warrants.  We have attached the full text of                    opinion as Annex A to this prospectus.  We have agreed to pay                    a fee of $________ and reimburse them for reasonable out-of-pocket expenses for their services as our financial advisor and a fee of $___________ in connection with the fairness opinion.

The subscription price does not necessarily bear any relationship to any other established criteria for value.  You should not consider the subscription price as an indication of value of the Company or our common stock.  You should not assume or expect that, after the offering, our shares of common stock will trade at or above the subscription price in any given time period.  The market price of our common stock may decline during or after the offering and the common stock may not trade at a level at or near current trading prices, and you may not be able to sell the shares of our common stock included in the Units purchased during the offering at a price equal to or greater than the subscription price.

PLAN OF DISTRIBUTION

The 25,000,000 Units offered hereby are being by us offered through Chapin Davis and Company, a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”), as sales agent in the offering.  Pursuant to an engagement letter we have entered into with Chapin Davis and a placement agent agreement we will enter into with Chapin Davis, the sales agent will offer the Units offered hereby on a “best efforts” basis, which means generally that the sales agent will be required to use only its best efforts to sell the Units and has no firm commitment or obligation to purchase any of the Units.  The sales agent may enter into one or more Selected Dealer Agreements with other broker/dealer firms which are members of FINRA, pursuant to which such other broker/dealers may offer part of the Units for sale in the reoffering only.

We have granted the sales agent the right to sell an additional 3,000,000 Units, on the same terms and conditions as set forth above if we sell more than __________ Units in the offering, which we refer to as the over-allotment option.  The sales agent can exercise this right at any time and from time to time, in whole or in part, within 30 days after the offering.  We expect that the sales agent will exercise this option if our stockholders exercise subscription rights for more than 25,000,000 Units or if total aggregate subscriptions in the offering exceed 25,000,000 Units.

Pursuant to the engagement letter and the placement agent agreement we will enter into with Chapin Davis, we will pay Chapin Davis a commission of 7% of the gross proceeds from the exercise of subscription rights in the rights offering and the purchase of Units in the reoffering, except that we will not pay such commission with respect to Units purchased in the offering by certain related persons.  In addition, upon completion of the offering we are required to reimburse Chapin Davis for its actual expenses incurred in connection with the offering, including its legal fees, up to a maximum amount of $250,000 ($125,000 if gross proceeds in the offering are less than $5,000,000).  We have also agreed to indemnify the sales agent for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act, unless such liability arises from information in this prospectus relating to and supplied by the sales agent.  The sales agent will not be subject to any liability to us in rendering the services contemplated by the engagement letter or placement agent agreement except for any act of its gross negligence or willful misconduct.

Please see “Use of Proceeds” for a table summarizing the compensation and offering expenses will we pay to the sales agent in the offering.

DESCRIPTION OF OUR CAPITAL STOCK

The rights of stockholders of Bay National Corporation are governed by the Maryland General Corporation Law (the “MGCL”) and by our articles of incorporation and bylaws.

The following summary description of the material features of our capital stock is necessarily general and is qualified in its entirety by reference to the applicable provisions of Maryland law and by our articles of incorporation and bylaws, copies of which have been filed with the SEC.  See “Where You Can Find More Information.”

Our authorized capital stock consists of 20,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share.

We intend to call a special meeting of stockholders on ________ __, 2010, for the purpose of authorizing an increase in the authorized number of shares of our common stock.  If stockholders approve the proposed amendment to our articles of incorporation, our authorized capital stock will consist of a total of 96,000,000 shares, including 95,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share.

In general, stockholders or subscribers for our stock have no personal liability for the debts and obligations of Bay National Corporation or the Bank because of their status as stockholders or subscribers, except to the extent that the subscription price or other agreed consideration for the stock has not been paid.

Our articles of incorporation grant to our board of directors the right to classify or reclassify any unissued shares of common stock from time to time by setting or changing the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption.  Accordingly, our board of directors could authorize the issuance of additional shares of common stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that the holders of some, or a majority, of shares of common stock might believe to be otherwise in their best interests or in which the holders of some, or a majority, of shares of common stock might receive a premium for their shares of common stock over the then market price of such shares.  As of the date hereof, other than as described herein, our board of directors has no plans to classify or reclassify any unissued shares of common stock.

Common Stock

Voting Rights

In general, each outstanding share of common stock entitles the holder to vote for the election of directors and on all other matters requiring stockholder action, and each share is entitled to one vote.

Dividend Rights

Subject to all rights of holders of any other class or series of stock, holders of common stock are entitled to receive dividends if and when our board of directors declares dividends from funds legally available therefor.

Under Maryland law, we are not permitted to pay dividends if, as a result, we would be unable to pay our debts as they come due in the ordinary course of business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time the dividend is paid, to satisfy the preferential rights on dissolution of any stockholders whose preferential rights on dissolution are superior to those stockholders receiving the dividend.

Liquidation Rights

Subject to all rights of holders of any other class or series of stock, holders of common stock are entitled to receive dividends if and when our board of directors declares dividends from funds legally available therefor.  In addition, holders of common stock share ratably in the net assets of Bay National Corporation upon the voluntary or involuntary liquidation, dissolution or winding up of Bay National Corporation, after distributions are made to anyone with more senior rights.

Other Rights

Holders of our common stock have no conversion rights, preemptive rights, exercise rights or other subscription rights.  There are no redemption or sinking fund provisions that apply to the common stock.  All shares of common stock currently outstanding are fully paid and non-assessable.

Preferred Stock

We are authorized to issue 1,000,000 shares of preferred stock, par value $0.01 per share.  Shares of preferred stock may be issued from time to time by the board of directors in one or more series.  Prior to issuance of shares of each series of preferred stock, the board of directors is required to fix for each series the designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and terms and conditions of redemption.  The board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that some of our stockholders might believe to be in their best interests or in which they might receive a premium for their shares of common stock over the then market price of such shares.

Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws

General

A number of provisions of our articles of incorporation and bylaws deal with matters of corporate governance and certain rights of stockholders.  The following discussion is a general summary of certain provisions of our articles and bylaws that might be deemed to have a potential “anti-takeover” effect.  The following description of certain of the provisions of our articles and bylaws is necessarily general and reference should be made in each case to the articles and bylaws.  Our articles and bylaws are available at the SEC’s website.  See “Where You Can Find Additional Information.”

Classification of the Board of Directors

Our articles and bylaws provide that we will have not less than three directors (unless we have less than three stockholders), and that the number of directors shall be fixed by the board of directors.  Our board of directors is currently set at 14 directors.

Our bylaws provide that our directors are divided into three classes  - Class A, Class B, and Class C - each class consisting of a number of directors as nearly equal in number as possible, and with each director serving for a term ending on the date of the third annual meeting following the annual meeting at which such director is elected.  A classified board of directors promotes continuity and stability of management, but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur.  We believe that classification of the board of directors will help to assure the continuity and stability of our business strategies and policies as determined by the board of directors.

Extraordinary Transactions

Pursuant to the MGCL, a corporation generally cannot (except under and in compliance with specifically enumerated provisions of the MGCL) consolidate, merge, sell, lease or exchange all or substantially all of its assets, engage in a share exchange, or liquidate, dissolve or wind-up unless such acts are approved by the affirmative vote of at least two-thirds of the shares entitled to vote on the matter, unless a lesser or greater percentage is set forth in the corporation’s charter.  Our articles of incorporation increase the required vote to 80% of the shares entitled to vote on the matter, except with respect to liquidation, dissolution and winding-up.

Amendment of Articles of Incorporation

Under the MGCL, amendments to our articles require the approval of stockholders holding two-thirds of the shares entitled to vote on the matter.

Amendment of Bylaws

Only our board of directors may amend our bylaws.  Our stockholders have no authority to amend our bylaws.

Removal of Directors

The MGCL provides that if a corporation’s directors are divided into classes, a director may only be removed for cause.  Our articles of incorporation further provide that directors may be removed only upon the affirmative vote of 80% of all of the votes entitled to be cast on the matter.

Absence of Cumulative Voting

There is no cumulative voting in the election of our directors.  Cumulative voting means that holders of stock of a corporation are entitled, in the election of directors, to cast a number of votes equal to the number of shares that they own multiplied by the number of directors to be elected.  Because a stockholder entitled to cumulative voting may cast all of his votes for one nominee or disperse his votes among nominees as he chooses, cumulative voting is generally considered to increase the ability of minority stockholders to elect nominees to a corporation’s board of directors.  The absence of cumulative voting means that the holders of a majority of our shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Authorized Shares

As indicated above, our articles of incorporation authorize the issuance of 21,000,000 shares of capital stock, including 20,000,000 shares of common stock and 1,000,000 shares of preferred stock, and we are asking our stockholders to approve an increase in the number of authorized shares of our capital stock to 96,000,000 shares, consisting of 95,000,000 shares of common stock and 1,000,000 shares of preferred stock.  Our board of directors may, without stockholder approval, authorize the issuance of any authorized and unissued shares of our common stock and preferred stock.  This provides our board of directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and stock options or other stock-based compensation.  The unissued authorized shares also may be used by our board of directors consistent with its fiduciary duty to deter future attempts to gain control of us.  Also, as indicated above, our board of directors’ right to set the terms of one or more series of preferred stock has anti-takeover effects.

Anti-Takeover Provisions of the Maryland General Corporation Law

In addition to the provisions contained in our articles of incorporation and bylaws, the MGCL includes certain provisions applicable to Maryland companies that may have an anti-takeover effect, including, but not limited to, the provisions discussed below.

Business Combinations

Under the MGCL, certain “business combinations” between a Maryland corporation and an “Interested Stockholder” (as described in the MGCL) are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder, unless an exemption is available.  Thereafter a business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom the business combination is to be effected, unless the corporation’s stockholders receive a minimum price (as described in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

Maryland’s business combination statute does not apply to business combinations that are approved or exempted by the board of directors prior to the time that the Interested Stockholder becomes an Interested Stockholder.  In addition, Maryland’s business combination statute does not apply to (i) a corporation that has fewer than 100 beneficial owners of its stock, unless the corporation specifically “opts in” to the business combination statute through a charter provision, or (ii) to a corporation that “opts out” of the business combination statute through a charter provision.  We have not elected to “opt in” to or “opt out” of Maryland’s business combination statute through a charter provision.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-

 thirds of the shares entitled to be voted on the matter, excluding shares of stock owned by the acquirer or by officers or directors who are employees of the corporation.  “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one tenth or more but less than one third; (ii) one third or more but less than a majority; or (iii) a majority of all voting power.  Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.  A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivery of an “acquiring person statement”), may compel the corporation’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares.  If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

Unless the charter or bylaws provide otherwise, if voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement within ten days following a control share acquisition then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved.  Moreover, unless the charter or bylaws provides otherwise, if voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority or more of all voting power, other stockholders may exercise appraisal rights.  The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

Maryland’s control share acquisition statute does not apply to individuals or transactions that are approved or exempted (whether generally or specifically) in a charter or bylaw provision before the control share acquisition occurs.  In addition, Maryland’s control share acquisition statute does not apply to a corporation that has fewer than 100 beneficial owners of its stock.  We have not exempted any individuals or transactions from the control share acquisition statute through a charter or bylaw provision.

Summary of Anti-Takeover Provisions

The foregoing provisions of our articles of incorporation and bylaws and Maryland law could have the effect of discouraging an acquisition of Bay National Corporation or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions that might otherwise have a favorable effect on the price of our common stock.  In addition, such provisions may make Bay National Corporation less attractive to a potential acquiror and/or might result in stockholders receiving a lesser amount of consideration for their shares of common stock than otherwise could have been available.

Our board of directors believes that the provisions described above are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by our board.  Our board of directors believes that these provisions are in our best interests and the best interests of our stockholders.  In the board of directors’ judgment, the board is in the best position to determine our true value and to negotiate more effectively for what may be in the best interests of our stockholders.  Accordingly, the board of directors believes that it is in our best interests and in the best interests of our stockholders to encourage potential acquirors to negotiate directly with the board and that these provisions will encourage such negotiations and discourage hostile takeover attempts.

Despite the board of directors’ belief as to the benefits to us of the foregoing provisions, these provisions also may have the effect of discouraging a future takeover attempt in which stockholders might receive a substantial premium for their shares over then current market prices and may tend to perpetuate existing management.  As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so.  The board of directors, however, believes that the potential benefits of these provisions outweigh their possible disadvantages.

Transfer Agent

Registrar and Transfer Company, located in Cranford, New Jersey, serves as our transfer agent.

Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016-3572
(800) 368-5948

DESCRIPTION OF THE WARRANTS

The following summary description of the material features of the warrants is necessarily general and is qualified in its entirety by reference to the form of warrant, a copy of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”

General

Each warrant to be issued pursuant to the purchase of Units in the offering will be exercisable for one share of our common stock at an exercise price of $___ per share, subject to adjustment for certain events.  The warrants will be exercisable immediately upon issuance and will be exercisable for a period ending on the earlier of five years from the date of issuance or __ days following written notice from us that the common stock had a closing price at or above $___ for any ___ of ___ consecutive trading days.

No Rights as Stockholders

The holders of the warrants will not be entitled to vote, receive dividends or exercise any of the rights of holders of shares of common stock for any purpose until such warrants have been duly exercised and payment of the exercise price has been made.

Exercise of Warrants

The warrants may be exercised upon presentation and surrender of the warrant, with a duly executed purchase form, at Bay National’s principal office or at such other place as we may designate, together with a check payable to the order of “Bay National Corporation” in the amount of the exercise price times the number of shares being purchased.  We will deliver to the warrantholder, as promptly as practicable, certificates representing the shares of common stock being purchased.  The warrants may be exercised in whole or in part.

The shares to be issued upon the exercise of the warrants comprising part of the Units offered hereby may be exercised only pursuant to an effective registration statement.  While we will use our best efforts to maintain a current registration statement for the life of the warrants, the holders of the warrants will be unable to exercise the warrant without an effective registration statement and the warrants would then become valueless.  In addition, if we are unable or choose not to register or qualify or maintain the registration or qualification of the shares of common stock underlying the warrants for sale in all of the states in which the warrant holders reside, we would not permit such warrants to be exercised and warrant holders in those states may have no choice but to either sell their warrants or let them expire.  Prospective investors and other interested persons who wish to know whether or not shares of common stock may be issued upon the exercise of warrants by warrant holders in a particular state should consult with the securities department of the state in question or send a written inquiry to the Company.

Fractional Interests

We will not be required to issue any fraction of a share of common stock upon the exercise of a warrant.  In lieu of issuing a fraction of a share remaining after exercise of a warrant, we will make a cash payment for any fraction of a share equal to the same fraction of the exercise price of the warrant.

Adjustment to Exercise Price and Number of Shares Purchasable

The exercise price of the warrants and the number of shares of common stock purchasable upon exercise of the warrants are subject to adjustment to protect the warrant holders against dilution in certain events, including, if we: (i) pay a dividend in shares of our common stock; (ii) subdivide outstanding shares of our common stock into a greater number of shares; (iii) combine outstanding shares of our common stock into a smaller number of shares; (iv) reorganize or reclassify any of our common stock; (v) consolidate or merge with another entity (other than a merger with a subsidiary in which merger Bay National is the continuing corporation and which does not result in any reclassification or change of the shares issuable upon exercise of the warrants); (v) participate in a share exchange as the corporation the stock of which is to be acquired; or (vi) sell or lease all or substantially all of our assets.

INDEMNIFICATION AND LIMITATIONS ON LIABILITY OF DIRECTORS AND
OFFICERS

Bay National Corporation’s articles of incorporation provide that to the full extent permitted by Maryland law, a director or officer or former director or officer of Bay National Corporation will not be liable to Bay National Corporation or its stockholders for monetary damages.  The MGCL provides that the liability for money damages of a director or officer to a Maryland corporation or its stockholders may be limited, except that the liability of a director or officer may not be limited if the officer or director received an improper benefit or profit, or if a judgment against the director or officer is based on a finding that such person’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action against such person.

Bay National Corporation’s articles of incorporation and bylaws provide that to the full extent permitted by Maryland law, Bay National Corporation will indemnify and advance expenses to its officers and directors and former directors.  Bay National Bank’s articles of association and bylaws contain similar indemnification provisions with respect to directors and former directors of the Bank.  The MGCL provides that unless limited by its articles of incorporation, a corporation shall indemnify an officer or director who is successful in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred in connection with the proceeding.  The MGCL further provides that a corporation may indemnify an individual made a party to a proceeding because he is or was an officer, director, employee or agent of the company against liability incurred in the proceeding unless: (i) the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the individual actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the individual had reasonable cause to believe the act or omission was unlawful; provided, however, that if the proceeding was by or in the right of the corporation, no indemnification may be made if the director is adjudged liable to the corporation.  The board of directors may also indemnify an employee or agent of Bay National Corporation or Bay National Bank who was or is a party to any proceeding by reason of the fact that he is or was an employee or agent of Bay National Corporation or the Bank.

Under the terms of the Reserve Bank Agreement, we may not provide indemnification with regard to any administrative proceeding or civil action instituted by any federal banking agency in which the officer, director, employee or agent: (i) is assessed a civil monetary penalty; (ii) is removed from office or prohibited from participating in the conduct of our affairs; or (iii) is required to cease and desist from or take any affirmative action with respect to certain violations as set forth in the Federal Deposit Insurance Act and FDIC regulations.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material federal income tax consequences of the rights offering to holders of our common stock that hold such stock as a capital asset for federal income tax purposes.  This discussion is based on laws, regulations, rulings and decisions in effect on the date of this prospectus, all of which are subject to change (possibly with retroactive effect) and to differing interpretations.  This discussion applies only to holders that are U.S. persons, defined as a citizen or resident of the United States, a domestic partnership, a domestic corporation, any estate the income of which is subject to U.S. federal income tax regardless of its source, and any trust so long as a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

This discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”), including, but not limited to, holders who are subject to the alternative minimum tax, holders who are dealers in securities or foreign currency, foreign persons (defined as all persons other than U.S. persons), U.S. holders that have a principal place of business or “tax home” outside the U.S., any entity treated as a partnership for U.S. federal income tax purposes, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired common stock pursuant to the exercise of compensatory stock options or warrants or otherwise as compensation.

If a partnership (including any entity treated as a partnership for United States federal income tax purposes) receives the subscription rights or holds shares of common stock received upon exercise of the basic subscription rights or the over-subscription right, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership.  Such a partner or partnership should consult its own tax advisor as to the United States federal income tax consequences of the receipt and ownership of the subscription rights or the ownership of shares of common stock received upon exercise of the subscription rights or, if applicable, upon exercise of the over-subscription right.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the rights offering or the related share and warrant issuances.  The IRS could take positions concerning the tax consequences of the rights offering or the related issuances that are different from those described in this discussion and, if litigated, a court could sustain any such positions taken by the IRS.  In addition, the following summary does not address the tax consequences of the rights offering or the related share and warrant issuances under foreign, state, or local tax laws.

THIS SUMMARY IS ONLY A GENERAL DISCUSSION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, OR TAX ADVICE. THE U.S. FEDERAL INCOME TAX TREATMENT OF THE RIGHTS IS COMPLEX AND POTENTIALLY UNFAVORABLE TO U.S. HOLDERS.  ACCORDINGLY, EACH HOLDER WHO ACQUIRES RIGHTS IS STRONGLY URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF THE ACQUISITION OF THE RIGHTS, WITH SPECIFIC REFERENCE TO SUCH PERSON’S PARTICULAR FACTS AND CIRCUMSTANCES.

THE FEDERAL TAX DISCUSSION CONTAINED IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY

PERSON FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED BY THE CODE. THE FEDERAL TAX DISCUSSION CONTAINED IN THIS PROSPECTUS WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS DESCRIBED IN THIS PROSPECTUS.  YOU SHOULD SEEK ADVICE FROM YOUR OWN INDEPENDENT TAX ADVISORS CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THESE TRANSACTIONS BASED ON YOUR PARTICULAR CIRCUMSTANCES.

Subscription Rights

Receipt of Subscription Rights

Your receipt of subscription rights in the rights offering should be treated as a nontaxable distribution with respect to your stock for United States federal income tax purposes.  The discussion below assumes that the receipt of subscription rights will be treated as a nontaxable distribution.

Tax Basis and Holding Period of Subscription Rights

The tax basis of the subscription rights received in the rights offering will be zero, unless (a) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the common stock with respect to which the subscription rights are received, or (b) you elect, by attaching a statement to your federal income tax return for the taxable year in which the subscription rights are received, to allocate basis to the subscription rights.  In either case, your tax basis in your common stock will be allocated between the common stock and the subscription rights in proportion to their respective fair market values on the date the subscription rights are distributed.  In addition, the tax basis so allocated to the subscription rights will be allocated between the right to purchase the common stock and the right to purchase warrants in proportion to their respective fair market values on the date the subscription rights are distributed.  Your holding period for the subscription rights received in the rights offering will include your holding period for the common stock with respect to which the subscription rights were received.

Expiration

You will not recognize any gain or loss if you allow the subscription rights received in the rights offering to expire, and your tax basis in the common stock with respect to which such subscription rights were distributed will be equal to the tax basis of such common stock immediately before the receipt of the subscription rights in the rights offering.

Exercise; Tax Basis in and Holding Period of Common Stock and Warrants

You will not recognize any gain or loss upon the exercise of the basic subscription rights received in the rights offering or, if applicable, the exercise of the over-subscription right.  The respective tax bases of the common stock and warrants acquired through exercise of the basic subscription rights or oversubscription right will be determined by first allocating the subscription price for the Unit between the common stock and the warrants in proportion to their respective fair market values on the date the basic subscription rights or over-subscription right are exercised.  The tax basis of the common stock will be equal to the sum of the portion of the subscription price allocated to the common stock and the portion of the basis, if any, of the subscription rights allocated to the right to purchase the shares, as described above.  Similarly, the tax basis of the warrants will be equal to the sum of the portion of the subscription price allocated to the warrants and the portion of the basis, if any, of the subscription rights allocated to the right to purchase the warrants, as described above.  Your holding period for both the common stock and the warrants acquired through exercise of the basic subscription rights or, if applicable, the over-subscription right will begin on the date the subscription rights or over-subscription right are exercised.

Taxation of Common Stock

Distributions with respect to shares of common stock received upon exercise of the basic subscription rights or the over-subscription right will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits, if any, as determined for United States federal income tax purposes.  To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis of such shares of common stock and thereafter as capital gain.

Subject to certain exceptions for short-term and hedged positions, distributions constituting dividend income received by certain non-corporate U.S. holders, including individuals, in respect of the shares of common stock in taxable years beginning before January 1, 2011 are generally taxed at a maximum rate of 15%.  Similarly, subject to similar exceptions for short-term and hedged positions, distributions on the shares of common stock constituting dividend income paid to U.S. holders that are domestic corporations generally will qualify for the dividends-received deduction.  You should consult your own tax advisor regarding the availability of the reduced dividend tax rate and the dividends-received deduction in light of your particular circumstances.

If you sell or otherwise dispose of any shares of the common stock, you will generally recognize capital gain or loss equal to the difference between your amount realized and your adjusted tax basis of such shares of common stock.  Such capital gain or loss will be long-term capital gain or loss if your holding period for such shares of common stock is more than one year.  Long-term capital gain of a non-corporate U.S. holder, including individuals, that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15%.  The deductibility of capital losses is subject to limitations.

Taxation of Warrants

If you sell or otherwise dispose of a warrant, you will generally recognize capital gain or loss equal to the difference between your amount realized and your adjusted tax basis of such warrant.  Such capital gain or loss will be long-term capital gain or loss if your holding period for such shares warrant is more than one year.  Long-term capital gain of a non-corporate U.S. holder, including individuals, that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15%.  The deductibility of capital losses is subject to limitations.

You generally will not recognize gain or loss upon exercise of a warrant.  Your tax basis of the shares of common stock received upon exercise of a warrant for cash generally will equal the tax basis of the warrant, increased by the amount paid upon exercise of the warrant.  Your holding period of shares of common stock received upon exercise of a warrant will begin on the date the warrant is exercised.

Upon exercise of a warrant, cash received in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional share of common stock.

In the event a warrant lapses unexercised, you will recognize a capital loss in an amount equal to the adjusted tax basis of the warrant.  Such capital loss will be long-term if your holding period of such warrant was more than one year at the time of lapse.  The deductibility of capital losses is subject to limitations.

Upon the occurrence of certain events, you may be deemed to have received a constructive distribution pursuant to Section 305 of the Code, in which case you may recognize dividend income.  Such a constructive distribution could occur upon the occurrence of certain adjustments, or failure to make certain adjustments, to the number of shares of common stock to be issued upon exercise of a warrant or to the warrant’s exercise price.  An adjustment which has the effect of preventing dilution of your interest in the shares of common stock underlying the warrant, however, generally will not be considered to result in a constructive distribution.

Information Reporting and Backup Withholding

In general, payments made in the United States or through certain United States related financial intermediaries with respect to the ownership and disposition of the shares of common stock and warrants will be required to be reported to the IRS unless you are a corporation or other exempt recipient and, when required, demonstrate this fact.  In addition, you may be subject to a backup withholding tax (currently at a rate of 28%) on such payments unless you (i) are a corporation or other exempt recipient and when required, demonstrate this fact or (ii) provide a taxpayer identification number and otherwise comply with applicable certification requirements.

You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable.  The backup withholding tax is not an additional tax and you may use amounts withheld as a credit against your United States federal income tax liability or may claim a refund so long as you timely provide certain information to the IRS.

THIS DISCUSSION IS INCLUDED FOR YOUR GENERAL INFORMATION ONLY. YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO YOU OF THIS RIGHTS OFFERING IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Ober, Kaler, Grimes & Shriver, P.C., Baltimore, Maryland.

EXPERTS

The financial statements of Bay National Corporation and its subsidiaries as of December 31, 2008 and 2007 and for the years in the three-year period ended December 31, 2008, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Stegman & Company, independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

25,000,000 Units

Consisting of One Share of Common Stock and

A Warrant to Purchase One Share of Common Stock

PRELIMINARY PROSPECTUS

________________________ __ 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                      Other Expenses of Issuance and Distribution.

SEC registration fee		$5,989.20
Accounting fees and expenses*		$30,000.00
Legal fees and expenses, including reimbursement of sales agent’s expenses*	$	* *
P*rinting and engraving expenses*	$	* *
Subscription agent and registrar fees and expenses*	$	* *
Miscellaneous*	$	* *
Total*	$	* *

**        To be provided by amendment
*           Estimated pursuant to Item 511 of Regulation S-K

Item 14.                      Indemnification of Directors and Officers.

The articles of incorporation of Bay National Corporation provide that to the full extent permitted by Maryland law, a director or officer or former director or officer of Bay National Corporation will not be liable to Bay National Corporation or its stockholders for monetary damages.  The Maryland General Corporation Law (“MGCL”) provides that the liability for money damages of a director or officer to a Maryland corporation or its stockholders may be limited, except that the liability of a director or officer may not be limited if the officer or director received an improper benefit or profit, or if a judgment against the director or officer is based on a finding that such person’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action against such person.

The articles of incorporation and bylaws Bay National Corporation provide that to the full extent permitted by Maryland law, Bay National Corporation will indemnify and advance expenses to its officers and directors and former directors.  The articles of association and bylaws of Bay National Bank contain similar indemnification provisions with respect to directors and former directors of the Bank.  The MGCL provides that unless limited by its articles of incorporation, a corporation shall indemnify an officer or director who is successful in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred in connection with the proceeding.  The MGCL further provides that a corporation may indemnify an individual made a party to a proceeding because he is or was an officer, director, employee or agent of the company against liability incurred in the proceeding unless: (i) the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the individual actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the individual had reasonable cause to believe the act or omission was unlawful; provided, however, that if the proceeding was by or in the right of the corporation, no indemnification may be made if the director is adjudged liable to the corporation.  The board of directors may also indemnify an employee or agent of Bay National Corporation or Bay

National Bank who was or is a party to any proceeding by reason of the fact that he is or was an employee or agent of Bay National Corporation or the Bank.

On April 28, 2009, pursuant to a formal enforcement action by the Federal Reserve Bank of Richmond, Bay National Corporation entered into a written agreement with the Federal Reserve Bank (the “Reserve Bank Agreement”).  Under the terms of the Reserve Bank Agreement, Bay National Corporation may not provide indemnification with regard to any administrative proceeding or civil action instituted by any federal banking agency in which the officer, director, employee or agent: (i) is assessed a civil monetary penalty; (ii) is removed from office or prohibited from participating in the conduct of our affairs; or (iii) is required to cease and desist from or take any affirmative action with respect to certain violations as set forth in the Federal Deposit Insurance Act and FDIC regulations.

Item 15.                      Recent Sales of Unregistered Securities.

None.

Item 16.                      Exhibits and Financial Statement Schedules.

1.1	Form of Placement Agent Agreement between Bay National Corporation and Chapin Davis and Company

3.1*	Articles of Incorporation of Bay National Corporation

3.1.1	Articles of Amendment to Articles of Incorporation

3.1.2	Proposed Articles of Amendment to Articles of Incorporation

3.2%	Amended and Restated Bylaws of Bay National Corporation

4.1*	Rights of Holders of Common Stock (as contained in Exhibit 3.1)

4.2*	Form of Common Stock Certificate

4.3@	Indenture dated as of December 12, 2005 between Bay National Corporation and Wilmington Trust Company, as Trustee.

4.4@
Amended and Restated Declaration of Trust dated as of December 12, 2005 between Wilmington Trust Company, as the Trustees of Bay National Capital Trust I, Bay National Corporation, as Sponsor, and Hugh W. Mohler, Mark A. Semanie and Warren F. Boutilier, as the Administrators.

4.5@	Guarantee Agreement dated as of December 12, 2005 between Bay National Corporation and Wilmington Trust Company.

4.6	Form of Warrant to Purchase Common Stock (to be filed by amendment)

4.7	Form of Subscription Rights Certificate (to be filed by amendment)

4.8	Form of Subscription Agent Agreement (to be filed by amendment)

5.1	Opinion of Ober, Kaler, Grimes & Shriver, P.C. (to be filed by amendment)

10.1+	Amended and Restated Employment Agreement, dated as of June 1, 2006, between Bay National Bank and Hugh W. Mohler.

10.2%%	Terms of January 2009 Amendment to Employment Agreement between Bay National Bank and Hugh W. Mohler.

10.3	Terms of Employment Arrangement between Bay National Bank and David Borowy

10.5**	Bay National Corporation Stock Option Plan

10.6.1**	Form of Incentive Stock Option Agreement for Stock Option Plan

10.6.2%%	Form of Non-Qualified Stock Option Agreement for Stock Option Plan

10.7#	Bay National Corporation and Bay National Bank Director Compensation Policy

10.8*	Office Lease Agreement dated July 16, 1999 between Bay National Corporation and Joppa Green II Limited Partnership

10.9*	Office Lease Agreement dated July 16, 1999 between Bay National Corporation and Joppa Green II Limited Partnership

10.10##	Amendment to Lease Agreement dated February 12, 2004 between Bay National Corporation and Joppa Green II Limited Partnership

10.11##	Amendment to Lease Agreement dated October 5, 2004 between Bay National Corporation and Joppa Green II Limited Partnership

10.12##	Amendment to Lease Agreement dated January 3, 2005 between Bay National Corporation and Joppa Green II Limited Partnership

10.13##	Amendment to Lease Agreement dated March 7, 2005 between Bay National Corporation and Joppa Green II Limited Partnership

10.14*	Lease Agreement dated September 16, 1999 between Bay National Corporation and John R. Lerch and Thomas C. Thompson

10.15@@	Lease Agreement dated July 19, 2006 between Bay National Bank and Riderwood Limited Partnership

10.16^	Lease Agreement dated October 3, 2007 between Bay National Corporation and Columbia 100, LLC

10.17++	Bay National Corporation 2007 Stock Incentive Plan and Forms of Agreement

10.18%%	Stipulation and Consent to the Issuance of a Consent Order by the Office of the Comptroller of the Currency

10.19%%	Consent Order issued by the Office of the Comptroller of the Currency

10.20&	Written Agreement by and between Bay National Corporation and the Federal Reserve Bank of Richmond dated April 28, 2009

21.1%%	Subsidiaries of Bay National Corporation

23.1	Consent of Stegman & Company

24.1	Power of Attorney (set forth on signature page)

99.1	Form of Instructions as to Use of Bay National Corporation Subscription Rights Certificates (to be filed by amendment)

99.2	Form of Letter to Clients (to be filed by amendment)

99.3	Form of Letter to Security Dealers, Commercial Banks, Trust Companies and Other Nominees (to be filed by amendment)

99.4	Form of Letter to Stockholders Who are Record Holders (to be filed by amendment)

99.5	Form of Letter to Stockholders Who are Beneficial Holders (to be filed by amendment)

99.6	Form of Beneficial Owner Election Form (to be filed by amendment)

99.7	Form of Notice of Guaranteed Delivery (to be filed by amendment)

99.8	Form of Nominee Holder Certification (to be filed by amendment)

The exhibits which are denominated with an asterisk (*) were previously filed by Bay National Corporation as a part of, and are hereby incorporated by reference from, Bay National Corporation’s Registration Statement on Form SB-2, as amended, under the Securities Act of 1933, Registration Number 333-87781.

The exhibit which is denominated with a percentage sign (%) was previously filed by Bay National Corporation as a part of, and is hereby incorporated by reference from, Bay National Corporation’s Current Report on Form 8-K filed on September 26, 2007.

The exhibits which are denominated with an @ sign were previously filed by Bay National Corporation as part of, and are hereby incorporated by reference from, Bay National Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Commission on March 30, 2006.

The exhibits which are denominated with an two percentage signs (%%) were previously filed by Bay National Corporation as part of, and are hereby incorporated by reference from, Bay

 National Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on March 31, 2009.

The exhibits which are denominated by the plus sign (+) were previously filed by Bay National Corporation as a part of, and are hereby incorporated by reference from, Bay National Corporation’s Current Report on Form 8-K filed on June 6, 2006.

The exhibits which are denominated by two asterisks (**) were previously filed by Bay National Corporation as a part of, and are hereby incorporated by reference from, Bay National Corporation’s Registration Statement on Form S-8, as amended, under the Securities Act of 1933, Registration Number 333-69428.

The exhibit which is denominated by the number sign (#) was previously filed by Bay National Corporation as a part of, and is hereby incorporated by reference from, Bay National Corporation’s Current Report on Form 8-K filed on January 26, 2005.

The exhibits which are denominated by two number signs (##) were previously filed by Bay National Corporation as a part of, and are hereby incorporated by reference from, Bay National Corporation’s Current Report on Form 8-K filed on March 11, 2005.

The exhibit which is denominated by two @ signs (@@) was previously filed by Bay National Corporation as a part of, and is hereby incorporated by reference from, Bay National Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 14, 2006.

The exhibit which is denominated by a carrot sign (^) was previously filed by Bay National Corporation as a part of, and is hereby incorporated by reference from, Bay National Corporation’s Current Report on Form 8-K filed on October 9, 2007.

The exhibit which is denominated by two plus signs (++) was previously filed by Bay National Corporation as a part of, and is hereby incorporated by reference from, Bay National Corporation’s Registration Statement on Form S-8 under the Securities Act of 1933, Registration Number 333-143544.

The exhibit which is denominated by an ampersand (&) was previously filed by Bay National Corporation as a part of, and is hereby incorporated by reference from Bay National Corporation’s Current Report on Form 8-K dated April 28, 2009, filed on May 1, 2009.

Note: Exhibits 10.1 through 10.7 and 10.17 relate to management contracts or compensatory plans or arrangements.

Item 17.                      Undertakings.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)           To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer and the terms of any subsequent reoffering thereof.

(6)           To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(7)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to rule 424(b)(1), or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Lutherville, state of Maryland, on the December 22, 2009.

BAY NATIONAL CORPORATION

By:	/s/ Hugh W. Mohler
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Hugh W. Mohler and David E. Borowy, and each of them, with power of substitution, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Hugh W. Mohler Hugh W. Mohler	Director, Chief Executive Officer and President (Principal Executive Officer)	December 22, 2009
/s/ David E. Borowy David E. Borowy	Senior Vice President and Chief Financial officer (Principal Accounting and Financial Officer)	December 22, 2009
/s/Harold C. Green Harold C. Green	Director	December 22, 2009
/s/ R. Michael Gill R. Michael Gill	Director	December 22, 2009

Name	Position	Date
/s/ John R. Lerch John R. Lerch	Director	December 22, 2009
/s/Charles L. Maskell Charles L. Maskell	Chairman of the Board	December 22, 2009
/s/ Donald G. McClure, Jr. Donald G. McClure, Jr.	Director	December 22, 2009
/s/ Robert L. Moore Robert L. Moore	Director	December 22, 2009
/s/ James P. O’Conor James P. O’Conor	Director	December 22, 2009
/s/ H. Victor Rieger, Jr. H. Victor Rieger, Jr.	Director	December 22, 2009
/s/ William B. Rinnier William B. Rinnier	Director	December 22, 2009
/s/ Edwin A. Rommel Edwin A. Rommel, III	Director	December 22, 2009
/s/Henry H. Stansbury Henry H. Stansbury	Director	December 22, 2009
/s/ Eugene M. Waldron, Jr. Eugene M. Waldron, Jr.	Director	December 22, 2009
/s/ Carl A. J. Wright Carl A.J. Wright	Director	December 22, 2009

EXHIBIT INDEX

1.1	Form of Placement Agent Agreement between Bay National Corporation and Chapin Davis and Company (to be filed by amendment)

3.1*	Articles of Incorporation of Bay National Corporation

3.1.1	Articles of Amendment to Articles of Incorporation

3.1.2	Proposed Articles of Amendment to Articles of Incorporation

3.2%	Amended and Restated Bylaws of Bay National Corporation

4.1*	Rights of Holders of Common Stock (as contained in Exhibit 3.1)

4.2*	Form of Common Stock Certificate

4.3@	Indenture dated as of December 12, 2005 between Bay National Corporation and Wilmington Trust Company, as Trustee.

4.4@
Amended and Restated Declaration of Trust dated as of December 12, 2005 between Wilmington Trust Company, as the Trustees of Bay National Capital Trust I, Bay National Corporation, as Sponsor, and Hugh W. Mohler, Mark A. Semanie and Warren F. Boutilier, as the Administrators.

4.5@	Guarantee Agreement dated as of December 12, 2005 between Bay National Corporation and Wilmington Trust Company.

4.6	Form of Warrant to Purchase Common Stock (to be filed by amendment)

4.7	Form of Subscription Rights Certificate (to be filed by amendment)

4.8	Form of Subscription Agent Agreement (to be filed by amendment)

5.1	Opinion of Ober, Kaler, Grimes & Shriver, P.C. (to be filed by amendment)

10.1+	Amended and Restated Employment Agreement, dated as of June 1, 2006, between Bay National Bank and Hugh W. Mohler.

10.2%%	Terms of January 2009 Amendment to Employment Agreement between Bay National Bank and Hugh W. Mohler.

10.3	Terms of Employment Arrangement between Bay National Bank and David Borowy

10.5**	Bay National Corporation Stock Option Plan

10.6.1**	Form of Incentive Stock Option Agreement for Stock Option Plan

10.6.2%%	Form of Non-Qualified Stock Option Agreement for Stock Option Plan

10.7#	Bay National Corporation and Bay National Bank Director Compensation Policy

10.8*	Office Lease Agreement dated July 16, 1999 between Bay National Corporation and Joppa Green II Limited Partnership

10.9*	Office Lease Agreement dated July 16, 1999 between Bay National Corporation and Joppa Green II Limited Partnership

10.10##	Amendment to Lease Agreement dated February 12, 2004 between Bay National Corporation and Joppa Green II Limited Partnership

10.11##	Amendment to Lease Agreement dated October 5, 2004 between Bay National Corporation and Joppa Green II Limited Partnership

10.12##	Amendment to Lease Agreement dated January 3, 2005 between Bay National Corporation and Joppa Green II Limited Partnership

10.13##	Amendment to Lease Agreement dated March 7, 2005 between Bay National Corporation and Joppa Green II Limited Partnership

10.14*	Lease Agreement dated September 16, 1999 between Bay National Corporation and John R. Lerch and Thomas C. Thompson

10.15@@	Lease Agreement dated July 19, 2006 between Bay National Bank and Riderwood Limited Partnership

10.16^	Lease Agreement dated October 3, 2007 between Bay National Corporation and Columbia 100, LLC

10.17++	Bay National Corporation 2007 Stock Incentive Plan and Forms of Agreement

10.18%%	Stipulation and Consent to the Issuance of a Consent Order by the Office of the Comptroller of the Currency

10.19%%	Consent Order issued by the Office of the Comptroller of the Currency

10.20&	Written Agreement by and between Bay National Corporation and the Federal Reserve Bank of Richmond dated April 28, 2009

21.1%%	Subsidiaries of Bay National Corporation

23.1	Consent of Stegman & Company

24.1	Power of Attorney (set forth on signature page)

99.1	Form of Instructions as to Use of Bay National Corporation Subscription Rights Certificates (to be filed by amendment)

99.2	Form of Letter to Clients (to be filed by amendment)

99.3	Form of Letter to Security Dealers, Commercial Banks, Trust Companies and Other Nominees (to be filed by amendment)

99.4	Form of Letter to Stockholders Who are Record Holders (to be filed by amendment)

99.5	Form of Letter to Stockholders Who are Beneficial Holders (to be filed by amendment)

99.6	Form of Beneficial Owner Election Form (to be filed by amendment)

99.7	Form of Notice of Guaranteed Delivery (to be filed by amendment)

99.8	Form of Nominee Holder Certification (to be filed by amendment)

The exhibits which are denominated with an asterisk (*) were previously filed by Bay National Corporation as a part of, and are hereby incorporated by reference from, Bay National Corporation’s Registration Statement on Form SB-2, as amended, under the Securities Act of 1933, Registration Number 333-87781.

The exhibit which is denominated with a percentage sign (%) was previously filed by Bay National Corporation as a part of, and is hereby incorporated by reference from, Bay National Corporation’s Current Report on Form 8-K filed on September 26, 2007.

The exhibits which are denominated with an @ sign were previously filed by Bay National Corporation as part of, and are hereby incorporated by reference from, Bay National Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Commission on March 30, 2006.

The exhibits which are denominated with an two percentage signs (%%) were previously filed by Bay National Corporation as part of, and are hereby incorporated by reference from, Bay National Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on March 31, 2009.

The exhibits which are denominated by the plus sign (+) were previously filed by Bay National Corporation as a part of, and are hereby incorporated by reference from, Bay National Corporation’s Current Report on Form 8-K filed on June 6, 2006.

The exhibits which are denominated by two asterisks (**) were previously filed by Bay National Corporation as a part of, and are hereby incorporated by reference from, Bay National Corporation’s Registration Statement on Form S-8, as amended, under the Securities Act of 1933, Registration Number 333-69428.

The exhibit which is denominated by the number sign (#) was previously filed by Bay National Corporation as a part of, and is hereby incorporated by reference from, Bay National Corporation’s Current Report on Form 8-K filed on January 26, 2005.

The exhibits which are denominated by two number signs (##) were previously filed by Bay National Corporation as a part of, and are hereby incorporated by reference from, Bay National Corporation’s Current Report on Form 8-K filed on March 11, 2005.

The exhibit which is denominated by two @ signs (@@) was previously filed by Bay National Corporation as a part of, and is hereby incorporated by reference from, Bay National Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 14, 2006.

The exhibit which is denominated by a carrot sign (^) was previously filed by Bay National Corporation as a part of, and is hereby incorporated by reference from, Bay National Corporation’s Current Report on Form 8-K filed on October 9, 2007.

The exhibit which is denominated by two plus signs (++) was previously filed by Bay National Corporation as a part of, and is hereby incorporated by reference from, Bay National Corporation’s Registration Statement on Form S-8 under the Securities Act of 1933, Registration Number 333-143544.

The exhibit which is denominated by an ampersand (&) was previously filed by Bay National Corporation as a part of, and is hereby incorporated by reference from Bay National Corporation’s Current Report on Form 8-K dated April 28, 2009, filed on May 1, 2009.

Note: Exhibits 10.1 through 10.7 and 10.17 relate to management contracts or compensatory plans or arrangements.